                                                                   EXHIBIT 99.01



                      2001 AMENDMENT AND RESTATEMENT OF

                     THE PACIFICARE HEALTH SYSTEMS, INC.

                       SAVINGS AND PROFIT-SHARING PLAN


                         AMENDMENT AND RESTATEMENT OF

                      THE PACIFICARE HEALTH SYSTEMS, INC.

                        SAVINGS AND PROFIT-SHARING PLAN


                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS........................................................................  4

   SECTION 1.1 - GENERAL.....................................................................  4

   SECTION 1.2 - ACCOUNTS....................................................................  4

   SECTION 1.3 - ACTIVE PARTICIPANT..........................................................  4

   SECTION 1.4 - ADMINISTRATOR...............................................................  4

   SECTION 1.5 - ANNUAL ADDITION.............................................................  4

   SECTION 1.6 - BARGAINING UNIT.............................................................  5

   SECTION 1.7 - BENEFICIARY.................................................................  6

   SECTION 1.8 - BOARD.......................................................................  6

   SECTION 1.9 - BREAK IN SERVICE............................................................  6

   SECTION 1.10  - CODE......................................................................  6

   SECTION 1.11  - COMPANY; COMPANY AFFILIATE................................................  6

   SECTION 1.12  - COMPANY STOCK.............................................................  7

   SECTION 1.13  - COMPANY STOCK FUND........................................................  7

   SECTION 1.14  - COMPENSATION..............................................................  7

   SECTION 1.15  - CONTRIBUTION GROUP........................................................  7

   SECTION 1.16  - DEFERRED COMPENSATION.....................................................  8

   SECTION 1.17  - DEFERRED COMPENSATION ACCOUNT.............................................  8

   SECTION 1.18  - DIRECT ROLLOVER...........................................................  8

   SECTION 1.19  - DIRECT ROLLOVER DISTRIBUTEE...............................................  8

   SECTION 1.20  - DISABILITY RETIREMENT.....................................................  8

   SECTION 1.21  - DISABILITY RETIREMENT DATE................................................  8



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                         AMENDMENT AND RESTATEMENT OF

                      THE PACIFICARE HEALTH SYSTEMS, INC.

                        SAVINGS AND PROFIT-SHARING PLAN


                               TABLE OF CONTENTS

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   SECTION 1.22  - DISCRETIONARY CONTRIBUTIONS ACCOUNT......................................   8

   SECTION 1.23  - ELIGIBLE RETIREMENT PLAN.................................................   9

   SECTION 1.24  - ELIGIBLE ROLLOVER DISTRIBUTION...........................................   9

   SECTION 1.25  - EMPLOYEE.................................................................   9

   SECTION 1.26  - ERISA....................................................................  10

   SECTION 1.27  - HARDSHIP.................................................................  10

   SECTION 1.28  - HIGHLY COMPENSATED EMPLOYEE..............................................  11

   SECTION 1.29  - HOUR OF SERVICE..........................................................  12

   SECTION 1.30  - INVESTMENT FUND..........................................................  13

   SECTION 1.31  - MATCHING ACCOUNT.........................................................  13

   SECTION 1.32  - MILITARY LEAVE...........................................................  13

   SECTION 1.33  - NORMAL RETIREMENT........................................................  14

   SECTION 1.34  - NORMAL RETIREMENT DATE...................................................  14

   SECTION 1.35  - PARTICIPANT..............................................................  14

   SECTION 1.36  - PAYDAY...................................................................  14

   SECTION 1.37  - PLAN.....................................................................  14

   SECTION 1.38  - PLAN REPRESENTATIVE......................................................  14

   SECTION 1.39  - PLAN YEAR................................................................  14

   SECTION 1.40  - ROLLOVER ACCOUNT.........................................................  14

   SECTION 1.41  - RULES OF THE PLAN........................................................  15

   SECTION 1.42  - SEPARATION FROM THE SERVICE..............................................  15

   SECTION 1.43  - SERVICE..................................................................  15

   SECTION 1.44  - SPOUSAL CONSENT..........................................................  16

   SECTION 1.45  - SPOUSE; SURVIVING SPOUSE.................................................  16
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                                       ii
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                         AMENDMENT AND RESTATEMENT OF

                     THE PACIFICARE HEALTH SYSTEMS, INC.

                       SAVINGS AND PROFIT-SHARING PLAN


                              TABLE OF CONTENTS

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   SECTION 1.46  - STATUTORY COMPENSATION...................................................  16

   SECTION 1.47  - THREE PERCENT CONTRIBUTIONS ACCOUNT......................................  17

   SECTION 1.48  - TRUST....................................................................  17

   SECTION 1.49  - TRUST AGREEMENT..........................................................  17

   SECTION 1.50  - TRUST FUND...............................................................  17

   SECTION 1.51  - TRUSTEE..................................................................  17

   SECTION 1.52  - VESTED...................................................................  17

   SECTION 1.53  - YEARS OF VESTING SERVICE.................................................  18


ARTICLE II ELIGIBILITY......................................................................  19

   SECTION 2.1 - REQUIREMENTS FOR PARTICIPATION.............................................  19

   SECTION 2.2 - NOTICE OF PARTICIPATION....................................................  20

   SECTION 2.3 - ENROLLMENT FORM............................................................  20

   SECTION 2.4 - INACTIVE STATUS............................................................  20

   SECTION 2.5 - NOTICE OF SAFE HARBOR CONTRIBUTIONS........................................  20


ARTICLE III PARTICIPANTS' DEFERRALS.........................................................  22

   SECTION 3.1 - DEFERRAL OF COMPENSATION...................................................  22

   SECTION 3.2 - SUSPENSION OF DEFERRAL.....................................................  22

   SECTION 3.3 - COMMENCEMENT, RESUMPTION OR CHANGE OF DEFERRED COMPENSATION................  22

   SECTION 3.4 - DEPOSIT IN TRUST...........................................................  22

   SECTION 3.5 - WITHDRAWAL FROM DEFERRED COMPENSATION ACCOUNT OTHER THAN FOR HARDSHIP......  23

   SECTION 3.6 - HARDSHIP WITHDRAWAL FROM DEFERRED COMPENSATION ACCOUNT.....................  23

   SECTION 3.7 - AGE 59 1/2 WITHDRAWALS; OTHER WITHDRAWALS PROHIBITED.......................  25


ARTICLE IV CONTRIBUTIONS OF THE COMPANY.....................................................  26
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                                      iii
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                         AMENDMENT AND RESTATEMENT OF

                     THE PACIFICARE HEALTH SYSTEMS, INC.

                       SAVINGS AND PROFIT-SHARING PLAN


                              TABLE OF CONTENTS

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   SECTION 4.1 - DETERMINATION OF ANNUAL CONTRIBUTION.......................................  26

   SECTION 4.2 - MAXIMUM ANNUAL CONTRIBUTION................................................  27

   SECTION 4.3 - CONTRIBUTION DATE..........................................................  27


ARTICLE V PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES............................  28

   SECTION 5.1 - DEFERRED COMPENSATION ACCOUNT..............................................  28

   SECTION 5.2 - THREE PERCENT CONTRIBUTIONS; MATCHING ACCOUNT; DISCRETIONARY
                 CONTRIBUTIONS ACCOUNT .....................................................  28

   SECTION 5.3 - ALLOCATION OF COMPANY CONTRIBUTIONS........................................  28

   SECTION 5.4 - ALLOCATION OF FORFEITURES..................................................  29


ARTICLE VI INVESTMENT OF ACCOUNTS...........................................................  31

   SECTION 6.1 - INVESTMENT OPTIONS.........................................................  31

   SECTION 6.2 - DESCRIPTION OF INVESTMENT FUNDS............................................  32

   SECTION 6.3 - EFFECT OF NON-ELECTION.....................................................  32

   SECTION 6.4 - COMPANY STOCK FUND.........................................................  32

   SECTION 6.5 - ERISA SECTION 404(c) COMPLIANCE............................................  32


ARTICLE VII VALUATION OF THE TRUST FUND AND ACCOUNTS........................................  35

   SECTION 7.1 - DETERMINATION OF VALUES OF INVESTMENT FUNDS................................  35

   SECTION 7.2 - ALLOCATION OF INVESTMENT FUND VALUES.......................................  35

   SECTION 7.3 - APPLICABILITY OF ACCOUNT VALUES............................................  35


ARTICLE VIII VESTING OF INTERESTS...........................................................  36

   SECTION 8.1 - VESTING OF ACCOUNTS........................................................  36

   SECTION 8.2 - ADDITIONAL VESTING OF ACCOUNTS.............................................  36


ARTICLE IX EMPLOYMENT AFTER NORMAL RETIREMENT DATE..........................................  37

   SECTION 9.1 - CONTINUATION OF EMPLOYMENT.................................................  37
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                                       iv
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                         AMENDMENT AND RESTATEMENT OF

                     THE PACIFICARE HEALTH SYSTEMS, INC.

                       SAVINGS AND PROFIT-SHARING PLAN


                              TABLE OF CONTENTS

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   SECTION 9.2 - CONTINUATION OF PARTICIPATION..............................................  37

   SECTION 9.3 - MANDATORY IN-SERVICE DISTRIBUTIONS.........................................  37

   SECTION 9.4 - VOLUNTARY IN-SERVICE DISTRIBUTIONS.........................................  37


ARTICLE X BENEFITS UPON RETIREMENT..........................................................  38

   SECTION 10.1  - NORMAL OR DISABILITY RETIREMENT..........................................  38

   SECTION 10.2  - RIGHTS UPON NORMAL OR DISABILITY RETIREMENT..............................  38

   SECTION 10.3  - DISTRIBUTION OF ACCOUNTS.................................................  38


ARTICLE XI BENEFITS UPON DEATH..............................................................  40

   SECTION 11.1  - DESIGNATION OF BENEFICIARY...............................................  40

   SECTION 11.2  - DISTRIBUTION ON DEATH....................................................  40


ARTICLE XII BENEFITS UPON RESIGNATION OR DISCHARGE..........................................  41

   SECTION 12.1  - DISTRIBUTIONS ON RESIGNATION OR DISCHARGE................................  41

   SECTION 12.2  - FORFEITURES..............................................................  41

   SECTION 12.3  - RESTORATION OF FORFEITURES...............................................  41


ARTICLE XIII TOP-HEAVY PROVISIONS...........................................................  43

   SECTION 13.1  - TOP-HEAVY DETERMINATION..................................................  43

   SECTION 13.2  - MINIMUM BENEFITS.........................................................  45

   SECTION 13.3  - LIMITATION ON BENEFITS...................................................  45


ARTICLE XIV ADMINISTRATIVE PROVISIONS.......................................................  47

   SECTION 14.1  - DUTIES AND POWERS OF THE ADMINISTRATOR...................................  47

   SECTION 14.2  - ADMINISTRATIVE COMMITTEE.................................................  47

   SECTION 14.3  - ACCEPTANCE...............................................................  47

   SECTION 14.4  - RESIGNATION..............................................................  48



                                       v
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                         AMENDMENT AND RESTATEMENT OF

                     THE PACIFICARE HEALTH SYSTEMS, INC.

                       SAVINGS AND PROFIT-SHARING PLAN


                              TABLE OF CONTENTS

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   SECTION 14.5  - VACANCIES................................................................  48

   SECTION 14.6  - OFFICERS.................................................................  48

   SECTION 14.7  - MAJORITY RULE............................................................  48

   SECTION 14.8  - EXPENSES OF ADMINISTRATION...............................................  48

   SECTION 14.9  - PAYMENTS.................................................................  49

   SECTION 14.10 - STATEMENT TO PARTICIPANTS................................................  49

   SECTION 14.11 - INSPECTION OF RECORDS....................................................  49

   SECTION 14.12 - CLAIMS PROCEDURE.........................................................  49

   SECTION 14.13 - CONFLICTING CLAIMS.......................................................  50

   SECTION 14.14 - EFFECT OF DELAY OR FAILURE TO ASCERTAIN AMOUNT DISTRIBUTABLE OR
                   TO LOCATE DISTRIBUTEE ...................................................  51

   SECTION 14.15 - SERVICE OF PROCESS.......................................................  51

   SECTION 14.16 - LIMITATIONS UPON POWERS OF THE ADMINISTRATOR.............................  51

   SECTION 14.17 - EFFECT OF ADMINISTRATOR ACTION...........................................  51

   SECTION 14.18 - CONTRIBUTIONS TO ROLLOVER ACCOUNTS.......................................  51

   SECTION 14.19 - DIRECT ROLLOVERS.........................................................  53

   SECTION 14.20 - WITHDRAWALS FROM ROLLOVER ACCOUNTS.......................................  53

   SECTION 14.21 - LOANS TO PARTICIPANTS OR FORMER PARTICIPANTS AND BENEFICIARIES...........  53

   SECTION 14.22 - ASSIGNMENTS, ETC., PROHIBITED; DISTRIBUTIONS PURSUANT TO
                   QUALIFIED DOMESTIC RELATIONS ORDERS .....................................  55

   SECTION 14.23 - CORRECTION OF ADMINISTRATIVE ERROR; SPECIAL CONTRIBUTION.................  55


ARTICLE XV TERMINATION, DISCONTINUANCE AMENDMENT, MERGER, ADOPTION OF PLAN..................  56

   SECTION 15.1  - TERMINATION OF PLAN; DISCONTINUANCE OF CONTRIBUTIONS.....................  56

   SECTION 15.2  - AMENDMENT OF PLAN........................................................  56

   SECTION 15.3  - RETROACTIVE EFFECT OF PLAN AMENDMENT.....................................  57



                                       vi
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                         AMENDMENT AND RESTATEMENT OF

                     THE PACIFICARE HEALTH SYSTEMS, INC.

                       SAVINGS AND PROFIT-SHARING PLAN


                              TABLE OF CONTENTS

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   SECTION 15.4  - CONSOLIDATION OR MERGER; ADOPTION OF PLAN BY OTHER COMPANIES.............  57


ARTICLE XVI MISCELLANEOUS PROVISIONS........................................................  58

   SECTION 16.1  - IDENTIFICATION OF FIDUCIARIES............................................  58

   SECTION 16.2  - ALLOCATION OF FIDUCIARY RESPONSIBILITIES.................................  58

   SECTION 16.3  - LIMITATION ON RIGHTS OF EMPLOYEES........................................  59

   SECTION 16.4  - LIMITATION ON ANNUAL ADDITIONS; TREATMENT OF OTHERWISE
                   EXCESSIVE ALLOCATIONS ...................................................  59

   SECTION 16.5  - VOTING RIGHTS............................................................  60

   SECTION 16.6  - TRUSTEE ACTIONS DURING TENDER OFFER......................................  61

   SECTION 16.7  - QUALIFIED MILITARY SERVICE...............................................  63

   SECTION 16.8  - GOVERNING LAW............................................................  64

   SECTION 16.9  - GENDERS AND PLURALS......................................................  64

   SECTION 16.10 - TITLES...................................................................  64

   SECTION 16.11 - REFERENCES...............................................................  64

   SECTION 16.12 - USE OF TRUST FUNDS.......................................................  64

                          AMENDMENT AND RESTATEMENT OF

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

        PacifiCare Operations, Inc., a Delaware corporation (formerly named "PacifiCare Health Systems, Inc."), by resolution of its Board of Directors adopted on March 18, 1985, adopted The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan (the "Plan") for the exclusive benefit of its eligible Employees, effective as of June 1, 1985. The Plan has been amended on March 20, 1987, May 26, 1989, September 28, 1989, January 1, 1991, December 17, 1992,
November 13, 1993, March 2, 1994, and March 16, 1996 (the Plan as amended shall be referred to as the "Original Plan").

        Effective as of February 14, 1997, PacifiCare Operations, Inc. became a wholly-owned subsidiary of PacifiCare Health Systems, Inc., a Delaware corporation, formerly named N-T Holdings, Inc., ("PacifiCare"). Also, effective as of February 14, 1997, FHP International Corporation ("FHP") became a wholly-owned subsidiary of PacifiCare.

        FHP and certain of its wholly-owned subsidiaries adopted the Original Plan for the benefit of their eligible Employees, effective as of January 1, 1998.

        The Original Plan was subsequently amended and restated in order to comply with the amendments to the Internal Revenue Code as amended by the Uniform Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Action of 1997 and make certain other changes, by a resolution of the Board of Directors (the "Board") of PacifiCare on February 18, 1998. The Original Plan, as so amended and restated, was amended by the First Amendment to the Amendment and Restatement of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan on August 27, 1998, and was amended on December 17, 1998 (the "Amended Original Plan").

        The Amended Original Plan was amended and restated effective as of January 1, 1999, except as otherwise provided herein, to make certain changes to the Amended Original Plan to comply with the Internal Revenue Service Restructuring and Reform Action of 1998 and to make certain other changes to the Amended Original Plan. The Amended and Restated Plan also provided for the merger of the FHP Savings Plan into the Plan subsequent to the transfer of certain assets and liabilities to the Med$ave Retirement Savings Plan for Employees of MedPartners, Inc. and the Med$ave Retirement Savings Plan for Affiliates of MedPartners, Inc. in accordance with the Employee Benefits and Compensation Allocation Agreement, dated as of February 14, 1997 between FHP and MedPartners/Talbert Medical Management Corporation, formerly named Talbert Medical Management Holdings Corporation, as amended (the "Allocation Agreement").

        As the transfer of assets to the MedPartners Plans did not occur, MedPartners and FHP agreed that the assets not attributable to Talbert Individuals (as defined in the Allocation

Agreement) would be transferred into the Plan effective April 1, 1999 or such later date as FHP determined and MedPartners assumed sponsorship of the FHP Savings Plan. This amendment to the Plan was adopted effective April 1, 1999 by resolution of the Compensation Committee of the Board to provide for the acceptance into the Amended and Restated Plan of the assets and liabilities of the FHP Savings Plan not attributable to Talbert Individuals (the "FHP Assets").

        On June 24, 1999, the Company's stockholders approved an amended and restated certificate of incorporation of the Company to combine and reclassify its Class A and Class B Common Stock into a single class of voting Common Stock. Effective June 24, 1999, the Amended and Restated Plan was amended and restated to reflect the reclassification of the Class A and Class B Common Stock of the Company into a single class of common shares. The Amended and Restated Plan, as so amended and restated, was amended by the First Amendment to the Amendment and Restatement of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan in December 1999 to provide for special service crediting and eligibility rules for former employees of Mutual of Omaha of Colorado, Inc. and for former employees of Harris Methodist Texas Health Plan, Inc. and Harris Methodist Health Insurance Company, Inc.

        The Amended and Restated Plan, as amended is being amended and restated in order to comply with The Community Renewal Tax Relief Act of 2000 and to make certain changes to the plan. This 2001 Amendment and Restatement has been adopted by resolution of the Executive Committee of the Board of Directors on November 21, 2001, effective January 1, 2002, except as otherwise provided in Exhibit H. PacifiCare adopted the Original Plan for the benefit of its eligible Employees, effective as of February 19, 1998. The Companies that have adopted the Plan (as defined herein) and that sponsor the Plan effective as of January 1, 2002 are listed on Exhibit A to the Plan.

        The purposes of the Plan are:

                (1) To permit Participants to share in the Company's earnings.

                (2) To stimulate and maintain among Participants a sense of responsibility, cooperative effort and a sincere interest in the progress and success of the Company.

                (3) To increase the efficiency of Participants and to encourage them to remain with the Company until retirement from active service.

                (4) To provide security for Participants by establishing a plan under which each Participant's share of Company contributions, his deferrals and the earnings thereon will be invested and accumulated to create a fund to benefit him in the event of his disability or other termination of employment.

        The Plan is a profit-sharing plan which is intended to comply with the provisions of Sections 401, 401(k), 402(a) and other applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), similar provisions of applicable state law, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 7(e)(4) of the Fair Labor Standards Act of 1938, as amended.

        The Plan includes a "cash or deferred arrangement" which is intended to comply with Section 401(k) of the Code and the Treasury Regulations thereunder. Such "cash or deferred arrangement" is also intended to comply with the provisions of Sections 401(k)(12) of the Code and the Treasury Regulations thereunder.

        The Plan is intended to comply with the provisions of Code Section 401(m)(11) and the Treasury Regulations thereunder.

        The Plan is an "eligible individual account plan," as defined in ERISA
Section 407(d)(3), and provides for the acquisition and holding of "qualifying employer securities," as defined in ERISA Section 407(d)(5).

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1 - General

        Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

        Section 1.2 - Accounts

        a. "Account" or "Accounts" of a Participant or former Participant shall mean, as the context indicates, any one or more of his Deferred Compensation Account, his Rollover Account, his Matching Account, his Three Percent Contributions Account and his Discretionary Contributions Account, if any, in the Trust Fund established in accordance with Sections 5.1, 14.18, 5.2(b), 5.2(a) and 5.2(c), respectively.

        b. The provisions of Exhibit B hereto shall apply to the "HPA Accounts" of a Participant or former Participant in the Trust Fund. The "Accounts" of such a Participant or former Participant shall include his HPA Accounts.

        c. The provisions of Exhibit D hereto shall apply to the "FHP Pension Plan Accounts" of a Participant or former Participant in the Trust Fund. The "Accounts" of such a Participant or former Participant shall include his FHP Pension Plan Accounts.

        d. The provisions of Exhibit E hereto shall apply to the "FHP Savings Plan Accounts" of a Participant or former Participant in the Trust Fund. The "Accounts" of such a Participant or former Participant shall include his FHP Savings Plan Accounts.

        e. A Participant or former Participant's HPA Accounts (if any), FHP Pension Plan Accounts (if any) and FHP Savings Plan Accounts (if any) shall be referred to herein as such Participant's or former Participant's "Transferred Accounts."

        Section 1.3 - Active Participant

        "Active Participant" shall mean a Participant who is an Employee, and is employed in a position or classification that satisfies the requirements of
Section 2.1(b)(ii), (iii) and (iv) or 2.1(c)(ii), (iii) and (iv), as applicable.

        Section 1.4 - Administrator

        "Administrator" shall mean PacifiCare Health Systems, Inc., acting through its Chief Executive Officer or his delegate, including the administrative committee.

        Section 1.5 - Annual Addition

        "Annual Addition" of a Participant for the Plan Year in question shall mean the sum of

        a. Company contributions and forfeitures allocated to his Three Percent Contributions Account, his Matching Account and his Discretionary Contributions Account for that Plan Year,

        b. Company contributions and forfeitures allocated to his Deferred Compensation Account for that Plan Year (excluding any excess amounts determined under Code Section 402(g) which are distributed to him pursuant to Section 16.4(b) not later than the April 15 following the calendar year in which such excess amounts were deferred),

        c. Company contributions and forfeitures allocated to his accounts under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year,

        d. His personal contributions under all other qualified defined contribution plans, if any, of the Company and any Company Affiliate for that Plan Year, and

        e. Except for purposes of Section 16.4(a)(i), the sum of

                (i) Company contributions allocated after March 31, 1984 to an individual medical account as defined in Code Section 415(l)(1), if any, which is maintained under a qualified pension or annuity plan, and

                (ii) Company contributions paid or accrued for Plan Years ending after December 31, 1985, if any, and allocated to the separate account of a Key Employee (as defined in Section 13.1(b)(iv)) for the purpose of providing post-retirement medical benefits, whether or not such allocations or contributions have been withdrawn or distributed. In the event the Company contributes an amount to a Participant's Accounts because of an erroneous failure to allocate amounts in a prior Plan Year, the contribution shall not be considered an Annual Addition with respect to the Participant for that particular Plan Year, but shall be considered an Annual Addition for the Plan Year to which it relates. If the amount so contributed in the particular Plan Year takes into account actual investment gains attributable to the period subsequent to the Plan Year to which the contribution relates, the portion of the total contribution which consists of such gains shall not be considered as an Annual Addition for any Plan Year.

        Section 1.6 - Bargaining Unit

        "Bargaining Unit" shall mean a bargaining unit covered by a collective bargaining agreement with the Company

                (i) if retirement benefits were the subject of good faith bargaining with respect to such agreement, and

                (ii) if such agreement does not provide for the coverage under the Plan of Employees in such unit.

        Section 1.7 - Beneficiary

        "Beneficiary" shall mean a person or trust properly designated by a Participant or former Participant to receive benefits, or such Participant's Spouse or heirs at law, as provided in Article 9 (or Exhibit B, D or E hereto).

        Section 1.8 - Board

        "Board" shall mean the Board of Directors of PacifiCare Health Systems, Inc.

        Section 1.9 -Break in Service

        "Break in Service" of an Employee or former Employee shall mean the 365-day period

        a. which begins on the later of

                (i) the date of his Separation from the Service, or

                (ii) the second anniversary of the first day of such Employee's absence from work

                        (a) by reason of pregnancy of the Employee,

                        (b) by reason of the birth of a child of the Employee,

                        (c) by reason of the placement of a child with the
                Employee in connection with the adoption of such child by the Employee, or

                        (d) for purposes of caring for such child for a period
                beginning immediately following such birth or placement;

provided, however, the Employee furnishes to the Administrator (or its delegate) such timely information as the Administrator (or its delegate) may reasonably require to establish that the absence from work is for a reason or purpose described above, and

        b. during no part of which he was an Employee or employed by a Company Affiliate.

        Section 1.10 - Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 1.11 - Company; Company Affiliate

        a. "Company" shall mean PacifiCare Health Systems, Inc., any other company which subsequently adopts the Plan as a whole or as to any one or more divisions, in accordance with Section 15.4(c), and any successor company which continues the Plan under Section 15.4(a). The companies that have adopted the Plan and that sponsor the Plan effective as of January 1, 1999 are listed on Exhibit A hereto.

        b. "Company Affiliate" shall mean any employer which, at the time of reference, was, with the Company, a member of a controlled group of corporations or trades or businesses under common control, or a member of an affiliated service group, as determined under regulations issued by the Secretary of the Treasury or his delegate under Code Sections 414(b), (c), (m) and 415(h) and any other entity required to be aggregated with the Company pursuant to regulations issued under Code Section 414(o).

        Section 1.12 - Company Stock

        "Company Stock" shall mean shares of the Company's common stock par value $0.01 per share, of PacifiCare Health Systems, Inc.

        Section 1.13 - Company Stock Fund

        "Company Stock Fund" shall mean the Investment Fund invested in shares of Company Stock, cash and cash equivalents in accordance with Section 6.4.

        Section 1.14 -- Compensation

        "Compensation" of a Participant for any Plan Year shall mean his Statutory Compensation for such Plan Year, excluding (i) all reimbursements or other expense allowances, (ii) fringe benefits (cash and noncash), (iii) moving expenses, (iv) deferred compensation, and (v) welfare benefits (including severance benefits), but in no event greater than $160,000 (adjusted for increases in the cost of living described in Code Section 401(a)(17)); provided, that, if the Plan Year is less than 12 months, such limit shall be reduced to an amount equal to such limit multiplied by a fraction, the numerator representing the number of months in the Plan Year and the denominator of which is 12. Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2001, Compensation paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

        Section 1.15 - Contribution Group

        a. "Contribution Group" of a Participant for a Plan Year shall mean the group comprised of the Participants who are employed on the last day of such Plan Year by one or more of the companies, divisions, facilities or operational units of the Company designated by the Administrator for purposes of allocating contributions to such group of Participants under Sections 4.1(d) and 5.3(d); provided, however, that, in the event a Participant is transferred from the Company to a Company Affiliate during a Plan Year and is employed by a Company Affiliate on the last day of such Plan Year, such Participant shall be considered employed by the last company, division, facility or operational unit of the Company that employed such Participant on the last day of such Plan Year, for purposes of determining such Participant's membership in a Contribution Group under this subsection (a) for such Plan Year.

        b. The Administrator shall designate the "Contribution Groups" for any Plan Year not later than the first day of such Plan Year; provided, however, that, in the event that the Administrator fails to designate one or more "Contribution Groups" for any Plan Year, all Active Participants who are employed on the last day of the Plan Year by the Company shall be treated as members of a single "Contribution Group."

        Section 1.16 - Deferred Compensation

        "Deferred Compensation" of a Participant shall mean an amount contributed by the Company to the Plan for him under Section 4.1(a).

        Section 1.17 - Deferred Compensation Account

        "Deferred Compensation Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section 5.1.

        Section 1.18 - Direct Rollover

        "Direct Rollover" shall mean a payment by the Plan to an Eligible Retirement Plan designated by a Direct Rollover Distributee.

        Section 1.19 - Direct Rollover Distributee

        "Direct Rollover Distributee" shall mean a Participant or former Participant, Surviving Spouse of a Participant or former Participant, or a Spouse or former Spouse of a Participant or former Participant who is an alternate payee under a "qualified domestic relations order," as defined in Code
Section 414(p).

        Section 1.20 - Disability Retirement

        "Disability Retirement" of a Participant shall mean his Separation from the Service authorized by the Administrator upon its finding, based on competent medical evidence, that the Participant, as a result of mental or physical disease or condition, will be permanently unable to discharge his assigned duties. In the case of a FHP Savings Plan Participant (as defined in Exhibit E hereto), "Disability Retirement" shall include his Separation from the Service on account of Permanent and Total Disability (as defined in Exhibit E hereto).

        Section 1.21 - Disability Retirement Date

        "Disability Retirement Date" of a Participant shall mean the date (prior to his Normal Retirement Date) fixed by the Administrator for his Disability Retirement.

        Section 1.22 - Discretionary Contributions Account

        "Discretionary Contributions Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section 5.2(c).

        Section 1.23 - Eligible Retirement Plan

        "Eligible Retirement Plan" shall mean an individual retirement account (described in Code Section 408(a)), an individual retirement annuity (described in Code Section 408(b)), an annuity plan (described in Code Section 403(a)), or a qualified trust (described in Code Section 401(a)), that will accept a Direct Rollover Distributee's Eligible Rollover Distribution; provided, however, that in the case of an Eligible Rollover Distribution to a Direct Rollover Distributee who is a Surviving Spouse of a Participant or former Participant, an "Eligible Retirement Plan" shall mean only an individual retirement account or an individual retirement annuity.

        Section 1.24 - Eligible Rollover Distribution

        a. Except as provided in subsection (b),"Eligible Rollover Distribution" shall mean any distribution of all or any portion of a Participant's or former Participant's Accounts to a Direct Rollover Distributee.

        b. "Eligible Rollover Distribution" shall not mean any distribution of all or a portion of a Participant's or former Participant's Accounts

                (i) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Direct Rollover Distributee or the joint lives (or joint life expectancies) of the Direct Rollover Distributee and the Direct Rollover Distributee's Beneficiary,

                (ii) that is paid for a specified period of ten years or more,

                (iii) that is part of a series of distributions during a calendar year to the extent that such distributions are expected to total less than $200 or a total lump sum distribution which is equal to less than $200, as described in Temp. Reg. Section 1.401(a)(31)-1T A-11,

                (iv) to the extent such distribution is required under Code
        Section 401(a)(9),

                (v) to the extent such distribution is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), or

                (vi) that is a distribution on account of Hardship described in Code Section 401(k)(2)(B)(i)(IV).

        Section 1.25 - Employee

        "Employee" shall mean any person who renders services to the Company in the status of an employee as the term is defined in Code Section 3121(d). Except as provided in subsection 1.28(b) and Section 1.29, "Employee" shall not include leased employees treated as Employees of the Company pursuant to Code Sections 414(n) and 414(o) or employees of a Company Affiliate (or leased employees treated as employees of a Company Affiliate).

        Section 1.26 - ERISA

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        Section 1.27 - Hardship

        a. "Hardship" of a Participant as determined by the Administrator in its discretion on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards, uniformly interpreted and consistently applied, and without regard to the existence of other resources which are reasonably available to the Participant in question, shall mean any one or more of the following:

                (i) Unreimbursed expenses for medical care, described in Code
        Section 213(d), previously incurred by him, his Spouse, or his dependent (as described in Code Section 152), or necessary for him, his Spouse or his dependent to obtain such medical care.

                (ii) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for him.

                (iii) Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for him, his Spouse, children, or his dependents (as so described).

                (iv) Payments necessary to prevent his eviction from his principal residence, or foreclosure on the mortgage of his principal residence.

                (v) Any other event identified by the Commissioner of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.

                (vi) Costs and expenses for any of the following which constitute an immediate and heavy financial need of the Participant, if as to him, it is a rare and unusual event:

                        (a) Funeral and/or burial of his Spouse, parent,
                brother, sister, child, dependent (as defined in Code Section
                152), or member of his immediate household.

                        (b) The purchase or repair of a vehicle for his
                transportation to and from work at the Company when no other method of such transportation (including rental or lease of a vehicle) is reasonably available.

                        (c) The payment of his taxes when necessary to avoid
                penalties or seizure of his property.

                        (d) Withholding and/or payment of tax attributable to
                his Hardship withdrawal.

                        (e) The satisfaction of a substantial judgment, award,
                fine, levy, garnishment, or other liability assessed against or incurred by him.

                        (f) An increase in the size of, or of living space in,
                his principal residence, when reasonably necessary for the housing of his immediate family and/or dependents (as defined in Code Section 152).

                        (g) Repair or reconstruction of his principal residence
                due to fire, flood, wind, earthquake, vandalism or other casualty.

                        (h) Any other event of equal seriousness and financial
                impact.

        b. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable by the Participant or voluntarily incurred by him.

        Section 1.28 - Highly Compensated Employee

        a. For any Plan Year, a "Highly Compensated Employee" shall mean any Employee who

                (i) in the previous Plan Year, or the current Plan Year, was a 5% owner of the Company (within the meaning of Code Section 414(q)(2)), or

                (ii) in the previous Plan Year, had Statutory Compensation in excess of $80,000 (adjusted as described in Code Section 414(q)(1)(B)), and was in the group consisting of the top 20% of Employees (excluding for such purpose such Employees described in Code Section 414(q)(5) as are excluded under the Rules of the Plan) when ranked by Statutory Compensation for the previous Plan Year.

For each Plan Year, the "top-paid group election" shall be applied for purposes of the determination under this subsection (a).

        b. For purposes of this Section, "Employee" shall include leased employees treated as Employees of the Company pursuant to Code Section 414(n) or 414(o) and shall include employees of a Company Affiliate treated as Employees, but shall not include an Employee who is on a leave of absence throughout the Plan Year, or an Employee who will not attain age 55 before the last day of such Plan Year who receives Statutory Compensation for the Plan Year in an amount less than 50% of such Employee's average annual Statutory Compensation for the three consecutive calendar years preceding such Plan Year during which such Employee received the greatest amount of Statutory Compensation (or the total period of the Employee's employment by the Company or any Company Affiliate, if less).

        Section 1.29 - Hour of Service

        a. Except as provided in subsection (b), "Hour of Service" of an Employee (including a leased employee pursuant to Code Sections 414(n) and (o)) shall mean the following:

                (i) Each hour for which he is paid or entitled to payment by the Company or a Company Affiliate for the performance of services.

                (ii) Each hour in or attributable to a period of time during which he performs no duties (irrespective of whether he has had a Separation from the Service) due to a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which he is so paid or so entitled to payment by the Company or a Company Affiliate, whether direct or indirect; provided, however, that

                        (a) no more than 501 Hours of Service shall be credited
                under this paragraph to an Employee on account of any such period; and

                        (b) no such hours shall be credited to an Employee if
                attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

                (iii) Each hour for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or a Company Affiliate.

                (iv) Each hour while on unpaid leave pursuant to the Family and Medical Leave Act of 1993 for which he would have been paid or entitled to payment by the Company or a Company Affiliate had he been performing services.

For purposes of this subsection, "Hours of Service" credited under paragraphs
(ii), (iii) and (iv) shall be calculated in accordance with 29 C.F.R. Section 2530.200b-2(b). Each Hour of Service shall be attributed to the computation period in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. Section 2530.200b-2(c), credits such "Hour of Service" to another computation period under a reasonable method consistently applied.

        b. If an Employee (including a leased employee pursuant to Code Sections 414(n) and (o)) is employed in a regular, full-time classification or position, and the employment of the Employee by the Company or a Company Affiliate is exempt from the wage and hour requirements of the Fair Labor Standards Act of 1938, as amended, during any semi-monthly payroll period and such Employee is credited with one or more "Hours of Service" during such semi-monthly payroll period pursuant to subsection (a), such Employee shall be credited with 95 "Hours of Service" for such period in accordance with 29 C.F.R.
Section 2530.200b-3(e) in lieu of the "Hours of Service" that would otherwise have been credited to such Employee for such period under subsection (a). In the event of a semi-monthly period occurring in two computation periods, the "Hours of Service" credited under this subsection shall be credited to the computation periods in which the semi-monthly period commences in accordance with 29 C.F.R.
Section 2530.200b-3(e)(6). Notwithstanding the foregoing, in the case of a payment to an Employee described in 29 C.F.R. Section 2530.200b-2(b)(2) (relating to payments not calculated on the basis of units of time), such Employee shall be credited with the number of "Hours of Service" determined under 29 C.F.R. Section 2530.200b-2(b)(2) and (3).

        c. The Hours of Service of an Employee occurring prior to June 1, 1985 shall be determined by the Administrator from reasonably accessible records by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.

        d. The provisions of Exhibit C hereto shall apply in determining the Hours of Service of a former employee of Freedom Plan Inc.

        e. The provisions of Exhibit D hereto shall apply in determining the Hours of Service of a FHP Pension Plan Participant (as defined in Exhibit D hereto).

        f. The provisions of Exhibit E hereto shall apply in determining the Hours of Service of a FHP Savings Plan Participant (as defined in Exhibit E hereto).

        Section 1.30 - Investment Fund

        "Investment Fund" shall mean one of the investment funds of the Trust Fund which is authorized by the Administrator at the time of reference.

        Section 1.31 - Matching Account

        "Matching Account" of a Participant shall mean his individual account established in accordance with Section 5.2(b).

        Section 1.32 - Military Leave

        "Military Leave" for a Participant means any Employee who leaves the Company or a Company Affiliate directly to perform service in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling him to reemployment rights, as provided in the laws of the United States, shall, solely for purposes of the Plan and irrespective of whether he is compensated by the Company or a Company Affiliate during such period of service, be on Military Leave. An Employee's Military Leave shall expire if such Employee voluntarily resigns from the Company or such Company Affiliate during such period of service or if he fails to make application for reemployment within the period specified by such laws for the preservation of his reemployment rights. For purposes of computing an Employee's Service, no more than 365 days of Service shall be credited for any Military Leave.

        Section 1.33 - Normal Retirement

        "Normal Retirement" of a Participant shall mean his Separation from the Service upon his Normal Retirement Date, or after such date (except by death) as permitted under Article 10.

        Section 1.34 - Normal Retirement Date

        "Normal Retirement Date" of a Participant shall mean the first day of the month coinciding with or next following his sixty-fifth birthday.

        Section 1.35 - Participant

        a. "Participant" shall mean any person included in the Plan as provided in Article 2.

        b. "Participant" shall include any FHP Pension Plan Participant, as defined in Exhibit D hereto.

        c. "Participant" shall include any FHP Savings Plan Participant, as defined in Exhibit E hereto.

        Section 1.36 - Payday

        "Payday" of a Participant shall mean the regular and recurring established day for payment of Compensation to Employees in his classification or position.

        Section 1.37 - Plan

        "Plan" shall mean this 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan.

        Section 1.38 - Plan Representative

        "Plan Representative" shall mean any person or persons designated by the Administrator to function in accordance with the Rules of the Plan.

        Section 1.39 - Plan Year

        "Plan Year" shall be the calendar, including all such years prior to the adoption of the Plan.

        Section 1.40 - Rollover Account

        "Rollover Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section 14.18.

        Section 1.41 - Rules of the Plan

        "Rules of the Plan" shall mean the rules adopted by the Administrator pursuant to Section 14.1(a)(ii) for the administration, interpretation or application of the Plan.

        Section 1.42 - Separation from the Service

        a. "Separation from the Service" of an Employee shall mean his resignation from or discharge by the Company or a Company Affiliate, or his death, Normal or Disability Retirement but not his transfer among the Company and Company Affiliates.

        b. A leave of absence or sick leave authorized by the Company or a Company Affiliate in accordance with established policies, a vacation period, a temporary layoff for lack of work or a Military Leave shall not constitute a Separation from the Service; provided, however, that

                (i) continuation upon a temporary layoff for lack of work for a period in excess of three months shall be considered a discharge effective as of the expiration of the third month of such period, and

                (ii) failure to return to work upon expiration of any leave of absence, sick leave, or vacation or within three days after recall from a temporary layoff for lack of work, or before expiration of a Military Leave shall be considered a resignation effective as of the date of expiration of such leave of absence, sick leave, vacation, Military Leave or the expiration of the third day after recall from such temporary layoff.

        Section 1.43 - Service

        a. "Service" of an Employee, expressed in days, shall mean the period of elapsed time which, or the sum of such periods each of which, is measured from

                (i) his first Hour of Service, or his first Hour of Service following a Break in Service Year, as the case may be, to

                (ii) (a) the first day of his first subsequent Break in Service Year, or

                        (b) the first day of the 12-month period immediately
                preceding the first day of his first subsequent Break in Service Year if the Break in Service Year occurs for the reasons described in Section 1.9(a)(ii).

        b. The provisions of Exhibit C hereto shall apply in determining the Service of a former employee of Freedom Plan Inc. The provisions of Exhibit F hereto shall apply in determining the Service of a former employee of Mutual of Omaha of Colorado, Inc. The provisions of Exhibit G hereto shall apply in determining the Service of a former employee of Harris Methodist Texas Health Plan, Inc. and Harris Methodist Health Insurance Company, Inc.

        c. The provisions of Exhibit D hereto shall apply in determining the Service of a FHP Pension Plan Participant (as defined in Exhibit D hereto).

        d. The provisions of Exhibit E hereto shall apply in determining the Service of a FHP Savings Plan Participant (as defined in Exhibit E hereto).

        Section 1.44 - Spousal Consent

        "Spousal Consent" to an election, designation or other action of a Participant, shall mean the written consent thereto of the Spouse of the Participant, witnessed by a Plan Representative or a notary public, which acknowledges the effect of such election on the rights of the Spouse, and, in the case of consent to a Beneficiary designation, with such designation not being changeable without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of further Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Plan Representative that it cannot actually be obtained because there is no Spouse, or because the Spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the Spouse in question.

        Section 1.45 - Spouse; Surviving Spouse

        "Spouse" or "Surviving Spouse" of a Participant or former Participant shall mean the spouse to whom he was married on the date of his death; provided, however, that to the extent required by a qualified domestic relations order issued in accordance with Code Section 414(p), a former Spouse shall be treated as a Surviving Spouse.

        Section 1.46 - Statutory Compensation

        "Statutory Compensation" of a Participant for any Plan Year shall mean his total taxable remuneration received from the Company and all Company Affiliates in that Plan Year for services rendered as an Employee (including those items not reported on Form W-2 as determined under Treas. Reg. Section 1.415-2(d)(2)(iii)-(vi)), and including any elective deferrals as defined in Code Section 402(g)(3) and any amounts not includable in gross income by reason of Code Section 125 (cafeteria plan) or Code Section 457 (deferred compensation plan of state and local governments and tax-exempt organizations), and excluding

                (i) Company and Company Affiliate contributions to a deferred compensation plan (to the extent includable in the Participant's gross income solely by reason of Code Section 415) or to a simplified employee pension plan (to the extent deductible by the Participant) and any distribution from a deferred compensation plan (other than an unfunded, non-qualified plan),

                (ii) amounts realized from the exercise of a non-qualified stock option or taxable by reason of restricted property becoming freely tradable or free of a substantial risk of forfeiture, as described in Code Section 83,

                (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

                (iv) other amounts which receive special tax benefits such as Company or Company Affiliate contributions toward the purchase of an annuity contract described in Code Section 403(b) (whether or not excludable from the Participant's gross income).

Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2001, Statutory Compensation paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

        Section 1.47 - Three Percent Contributions Account

        "Three Percent Contributions Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section 5.2(a).

        Section 1.48 - Trust

        "Trust" shall mean the trust established pursuant to the Trust
Agreement.

        Section 1.49 - Trust Agreement

        "Trust Agreement" shall mean that certain Trust Agreement Pursuant to The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

        Section 1.50 - Trust Fund

        "Trust Fund" shall mean the fund established under the Trust Agreement by contributions made by the Company and Participants pursuant to the Plan and from which any distributions under the Plan are to be made. It shall be composed of separate Investment Funds as permitted under the Rules of the Plan.

        Section 1.51 - Trustee

        "Trustee" shall mean the Trustee under the Trust Agreement.

        Section 1.52 - Vested

        "Vested," when used with reference to a Participant's Accounts, shall mean non-forfeitable.

        Section 1.53 - Years of Vesting Service

        "Years of Vesting Service" of an Employee, measured in years and determined as of the point in time in question, shall mean 1/365th of his days of Service (ignoring any fraction in the result).

                                   ARTICLE II

                                   ELIGIBILITY

        Section 2.1 - Requirements for Participation

        a. Present Participants shall continue to participate in the Plan.

        b. Except as provided in subsections (d) and (e), any other person who completes his first Hour of Service during a calendar month on or before the fifteenth day of such calendar month shall become a Participant on the first day of the third calendar month following such calendar month, or the first day of any subsequent calendar month, if, on such day, such person

                (i) is an Employee,

                (ii) is not employed in a Bargaining Unit,

                (iii) is not employed in a position or classification in which the services of such person are leased or otherwise provided to the Company pursuant to the terms of an agreement between the Company and a temporary services agency, employee leasing agency or other similar organization, and

                (iv) is not employed in a position or classification designated by the Administrator as excluded from eligibility to participate in the Plan.

        c. Except as provided in subsections (d) and (e), any other person who completes his first Hour of Service during a calendar month on or after the sixteenth day of such calendar month shall become a Participant on the first day of the fourth calendar month following such calendar month, or the first day of any subsequent calendar month, if, on such day, such person

                (i) is an Employee,

                (ii) is not employed in a Bargaining Unit,

                (iii) is not employed in a position or classification in which the services of such person are leased or otherwise provided to the Company pursuant to the terms of an agreement between the Company and a temporary services agency, employee leasing agency or other similar organization, and

                (iv) is not employed in a position or classification designated by the Administrator as excluded from eligibility to participate in the Plan.

        d. Any Participant whose participation terminates shall again become a Participant effective as of his first subsequent Hour of Service as an Employee in a position or classification which satisfies the requirements of paragraphs
(b)(ii), (iii) and (iv) or (c)(ii), (iii) and (iv), as applicable.

        e. The provisions of Exhibit C hereto shall apply in determining the eligibility of a former employee of Freedom Plan Inc. The provisions of Exhibit F hereto shall apply in determining the eligibility of a former employee of Mutual of Omaha of Colorado, Inc. The provisions of Exhibit G hereto shall apply in determining the eligibility of a former employee of Harris Methodist Texas Health Plan, Inc. and Harris Methodist Health Insurance Company, Inc.

        f. The provisions of paragraphs (b)(iii) and (c)(iii) shall be applied without regard to whether a person described therein is or has been treated as an Employee by the Company or a Company Affiliate.

        Section 2.2 - Notice of Participation

        On or before the date on which an Employee becomes a Participant, the Administrator shall give him written notice thereof.

        Section 2.3 - Enrollment Form

        The Administrator shall provide an enrollment form on which the Participant should set forth

                (i) his name, date of birth, name of Spouse and other such relevant information,

                (ii) his consent that he, his successors in interest and assigns and all persons claiming under him shall, to the extent consistent with applicable law, be bound by the statements contained therein and the provisions of the Plan and the Trust Agreement as they now exist and as they may be amended from time to time, and

                (iii) his statement as to whether he elects to defer Compensation within the limits of Section 3.1, his selection of the amount of his deferral within the limits of Section 3.1, and his authorization for the Company to pay the same to the Trust Fund in accordance with Section 4.1.

        Section 2.4 - Inactive Status

        a. A Participant who is transferred directly to a Company Affiliate, or to a position or classification which fails to satisfy the requirements of
Section 2.1(b)(ii), (iii) and (iv) or 2.1(c)(iii), (iii) and (iv), as applicable, shall thereupon cease to be an Active Participant.

        b. If such a Participant is retransferred to a position or classification with the Company that satisfies the requirements of Section 2.1(b)(ii), (iii) and (iv) or 2.1(c)(ii), (iii) and (iv), as applicable, he shall thereupon again be an Active Participant.

        Section 2.5 - Notice of Safe Harbor Contributions

        a. For each Plan Year, the Administrator shall provide to each Participant who became an Active Participant on or before the ninetieth day before the first day of such Plan Year a notice satisfying the requirements of Code Sections 401(k)(12)(D) and 401(m)(11)(A)(ii) and the Treasury Regulations thereunder (a "Safe Harbor Contributions Notice") for such Plan Year. The Administrator shall provide the Safe Harbor Contributions Notice for such Plan Year to each such Active Participant not less than 30 days, and not more than 90 days, before the first day of such Plan Year; provided, however, that the Administrator shall provide the Safe Harbor Contributions Notice for the Plan Year beginning on January 1, 1999 to each such Active Participant not later than March 1, 1999.

        b. In the case of each Participant who first becomes an Active Participant after the ninetieth day before January 1, 1999, the Administrator shall provide to such Participant with a Safe Harbor Contributions Notice for the Plan Year in which such Participant first becomes an Active Participant. The Administrator shall provide the Safe Harbor Contributions Notice not more than 90 days before, and not later than, the date such Participant first becomes an Active Participant.

        c. The Safe Harbor Contributions Notice for any Plan Year may be in the form of the Summary Plan Description for the Plan or such other form as is determined by the Administrator.

                                   ARTICLE III

                             PARTICIPANTS' DEFERRALS

        Section 3.1 - Deferral of Compensation

        Each Active Participant may elect, in accordance with the Rules of the Plan, to defer for any Plan Year, the lesser of

                (i) any whole number percentage, which is not less than 2% nor more than 15% percent (or such other percentage or percentages as are established by the Administrator), of his Compensation for each Payday after his election hereunder in such Plan Year, and

                (ii) such amount as shall not cause the total of such deferrals for any calendar year to exceed the excess of $10,000 (adjusted for increases in the cost of living for such calendar year as described in Code Section 402(g)(5)) over any amounts described in Code Section 402(g)(3) for such calendar year and not deferred hereunder.

        Section 3.2 - Suspension of Deferral

        An Active Participant may, upon such prior written notice to the Administrator as is required under the Rules of the Plan, elect to suspend deferral of his Compensation hereunder.

        Section 3.3 - Commencement, Resumption or Change of Deferred
Compensation

        As permitted under the Rules of the Plan,

                (i) an Active Participant in the Plan who previously declined to defer a percentage of his Compensation may, upon such prior written notice to the Administrator as is required under the Rules of the Plan, elect to commence deferral of his Compensation under Section 3.1 within the limits thereof;

                (ii) after an Active Participant has suspended deferral of his Compensation under Section 3.2, such Active Participant may, upon notice to the Administrator, elect to resume deferral of his Compensation under
        Section 3.1 within the limits thereof; and

                (iii) an Active Participant may, upon prior written notice to the Administrator, elect to change his rate of deferral of his Compensation within the limits of Section 3.1.

        Section 3.4 - Deposit in Trust

        An Active Participant's deferrals shall be transmitted to the Trustee in accordance with Sections 4.1(a) and 4.3(a)(i) and shall be invested by the Trustee in accordance with Article 6.

        Section 3.5 - Withdrawal from Deferred Compensation Account other than for Hardship

        A Participant may make a lump sum withdrawal in cash from his Deferred Compensation Account in the event of

                (i) a deferral in excess of the limitation of Section 3.1(b), in the amount of principal and interest (computed in a consistent and reasonable manner in accordance with Section 7.1 and Code Section 401(a)(4)) allowed by Code Section 402(g)(2)(A)(ii),

                (ii) the circumstances specified in Code Section 401(k)(10), in the amount of principal and interest allowed thereunder, and

                (iii) the circumstances specified in subsection 16.4(b).

        Section 3.6 - Hardship Withdrawal from Deferred Compensation Account

        A Participant may make a withdrawal in cash from his Deferred Compensation Account on account of Hardship, subject to the following requirements:

        a. A Participant's aggregate Hardship withdrawals shall not exceed the lesser of

                (i) the lesser of

                        (a) the amount by which

                                (1) the aggregate principal amount of his
                        Deferred Compensation Account, if any, together with income allocable thereto credited as of December 31,
                        1988), exceeds

                                (2) the unpaid amount due on his outstanding
                        loan or loans, if any under subsection (c)(i) or subsection (d)(iv), and

                        (b) the amount which is necessary to satisfy the
                Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), or

                (ii) the amount which cannot be satisfied from other resources which are reasonably available to the Participant.

        b. Unless the Participant elects that the conditions of subsection (c) and (e) shall apply, the requirements of subsection (d) must be satisfied.

                (i) The conditions of this subsection are:

                        (a) the Participant shall obtain all distributions
                (other than Hardship distributions), and all nontaxable loans currently available under all plans maintained by the Company or any Company Affiliate;

                        (b) the Participant shall not be permitted to make
                further deferrals of Compensation under the Plan or any other plan (whether or not qualified) maintained by the Company or any Company Affiliate for 12 months thereafter; and

                        (c) the sum of the Participant's deferrals of
                Compensation under this Article (and other plans maintained by the Company or any Company Affiliate) in his taxable year in which the Hardship distribution is received and in his next taxable year shall not exceed $10,000 (as adjusted for increases in the cost of living as described in Code Section 402(g)(5)).

        c. To meet the requirements of this subsection the Participant must certify to the Administrator in writing that the financial need in question cannot be satisfied

                (i) through reimbursement or compensation by insurance or otherwise,

                (ii) by reasonable liquidation of the assets of himself or of those assets which he owns jointly or in common with his Spouse, a minor child, or any other person (but not of property held for his Spouse or child under an irrevocable trust or the Uniform Gifts to Minors Act),

                (iii) by cessation of deferrals of Compensation under this
        Article 3, and all other plans (whether or not qualified) of the Company and any Company Affiliate,

                (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or any Company Affiliate or by any other employer, or

                (v) by borrowing from commercial sources on reasonable commercial terms (in support of which certification the Administrator may require the Participant to submit written evidence of at least two applications for, and rejections of, loans from commercial sources), and the Administrator reasonably relies on such certification and has no actual knowledge to the contrary.

        d. The conditions of this subsection, if any, shall be those prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.

        e. Hardship withdrawals may not be made more frequently than at 12 month intervals.

        Section 3.7 - Age 59 1/2 Withdrawals; Other Withdrawals Prohibited

        a. A Participant may elect to make a lump sum withdrawal in cash of all or any portion of the Vested portion of his Accounts (other than his HPA Accounts or his FHP Pension Plan Accounts) after such Participant has attained age 59 1/2.

        b. Except as provided in this Section and Sections 3.5, 3.6, 9.3 and 9.4 (and Exhibits B, D and E), no withdrawal or distribution shall be made to any Participant from his Accounts prior to Separation from the Service.

                                   ARTICLE IV

                          CONTRIBUTIONS OF THE COMPANY

        Section 4.1 - Determination of Annual Contribution

        a. Subject to Section 16.4, for each Payday, the Company shall contribute to the Plan for each Active Participant an amount for his Deferred Compensation Account which is the amount of Deferred Compensation elected by such Active Participant under Section 3.1 or 3.3.

        b. Subject to Section 16.4, for each Payday, the Company shall contribute to the Plan for the Matching Account of each Active Participant who deferred Compensation on such Payday an amount which is equal to the lesser of

                (i) 50% of his Deferred Compensation for the Payday, or

                (ii) 3% of his Compensation for the Payday.

        c. Subject to Section 16.4, for each Payday, the Company shall contribute to the Plan for the Three Percent Contributions Account of each Active Participant an amount which is equal to 3% of his Compensation payable on such Payday. The Company's contributions under this subsection shall be made without regard to whether the Active Participant defers Compensation under
Article 3 and shall satisfy the requirements of Code Section 401(k)(12)(C) and 401(m)(11)(A)(i).

        d. Subject to Section 16.4, for each Plan Year, the Company shall contribute to the Plan for each Contribution Group as to which the Company so elects an additional discretionary amount to be allocated among the Discretionary Contributions Accounts of the Participants who are members of such Contribution Group.

        e. Subject to Section 16.4, for each Plan Year, the Company shall contribute to the Plan for the Matching Account of each Participant who deferred Compensation during such Plan Year, an amount, if any, which is equal to the excess of

                (i) the lesser of 50% of his total Deferred Compensation for the Plan Year, and 3% of his Compensation which is received in such Plan Year while he is an Active Participant, over

                (ii) the total amount contributed by the Company to his Matching Account during the Plan Year pursuant to Section 4.1(b).

        f. Company contributions shall be reduced by forfeitures occurring during such Plan Year under Section 11.2(a)(iii), 12.2 and 14.14 (and Exhibit
E).

        g. The Company's contributions under subsections (b) and (e) shall satisfy the requirements of Code Section 401(m)(11)(B) and the Treasury Regulations thereunder.

        Section 4.2 - Maximum Annual Contribution

        Except for contributions described in Section 14.23, the Company's contribution for any Plan Year shall not exceed the maximum amount deductible by the Company for such Plan Year under Code Section 404(a)(3)(A) and, in any event, shall be less than that amount which would initially result in an Annual Addition of any Participant which exceeds the maximum permissible amount under
Section 16.4.

        Section 4.3 - Contribution Date

        a. The Company's contributions

                (i) under Section 4.1(a) shall be made as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Company but not later than the 15th business day of the calendar month following the calendar month in which the Deferred Compensation is withheld by the Company under Section 3.1 or 3.3,

                (ii) under Sections 4.1(b) and (c) shall be made not later than the 15th business day of the calendar month following the calendar month in which the Payday to which such contribution relates occurs,

                (iii) except as provided in Section 5.3(b), under Sections 4.1(d) and (e) shall be made on or before the date upon which the Company's federal income tax return is due (including extensions thereof) for its taxable year coinciding with the Plan Year in question and shall be transmitted to the Trustee and held in the Trust Fund.

        b. If the Company makes a contribution after the end of the Plan Year for which the contribution is made

                (i) the Company shall notify the Trustee in writing that the contribution is made for such Plan Year,

                (ii) the Company shall claim such payment as a deduction on its federal income tax return for its taxable year coinciding with such Plan Year, and

                (iii) the Administrator and the Trustee shall treat the payment as a contribution by the Company to the Trust actually made on the last day of such taxable year.

        c. To the extent permitted by Code Section 404(a)(6) and other applicable law, the Company may treat any contributions under Sections 4.1(a),
(b), (c), (d) and (e) which are made with respect to a Plan Year but after the completion of the Company's fiscal year which ends within such Plan Year, as if made as of the last day of such fiscal year, for tax purposes. In such event, the Plan shall treat such contribution in the same manner as it would have been treated had it actually been received by the Plan on the last day of such fiscal year.

                                    ARTICLE V

             PARTICIPATION IN COMPANY CONTRIBUTIONS AND FORFEITURES

        Section 5.1 - Deferred Compensation Account

        The Administrator shall maintain a Deferred Compensation Account for each Participant to which shall be credited the amounts determined under Section 4.1(a), debited amounts withdrawn or distributed under Section 3.5, 3.6, 3.7,
9.3 and 9.4 and Articles 10, 11 and 12 and to which shall be debited or credited the amounts determined under Sections 7.2 and 16.4.

        Section 5.2 - Three Percent Contributions; Matching Account; Discretionary Contributions Account

        a. The Administrator shall maintain a Three Percent Contributions Account for each Participant to which shall be credited the amounts determined under Section 4.1(c), debited amounts withdrawn or distributed under Sections 3.7, 9.3 and 9.4 and Articles 10, 11 and 12 and to which shall be debited or credited amounts determined under Sections 7.2 and 16.4.

        b. The Administrator shall maintain a Matching Account for each Participant to which shall be credited the amounts determined under Sections 4.1(b) and (e), debited amounts withdrawn or distributed under Sections 3.7, 9.3 and 9.4 and Articles 10, 11 and 12 and to which shall be debited or credited the amounts determined under Sections 7.2 and 16.4.

        c. The Administrator shall maintain a Discretionary Contributions Account for each Participant to which shall be credited the amounts determined under Section 4.1(d), debited amounts withdrawn or distributed under Sections 3.7, 9.3 and 9.4 and Articles 10, 11 and 12 and to which shall be debited or credited the amounts determined under Sections 7.2 and 16.4.

        Section 5.3 - Allocation of Company Contributions

        a. Except as provided in Section 16.4(a), Company contributions under
Section 4.1(a) shall be allocated as provided therein.

        b. Except as provided in Section 16.4(a), Company contributions under Sections 4.1(b) and (e) shall be allocated as provided therein.

        c. Except as provided in Section 16.4(a), Company contributions under
Section 4.1(c) shall be allocated as provided therein.

        d. (i) Except as provided in Section 16.4(a), for each Contribution Group, each Participant who

                        (a) is a member of such Contribution Group,

                        (b) completed his first Hour of Service prior to the
                first day of the Plan Year in question,

                        (c) is an Employee or employed by a Company Affiliate on
                the last day of the Plan Year in question, and

                        (d) has completed 1,000 or more Hours of Service in the
                Plan Year in question,

        shall share in the Company's contribution to the Plan with respect to such Contribution Group under Section 4.1(d) for such Plan Year in proportion to his Compensation which is received during such Plan Year while employed as an Employee in a position or classification that satisfied the requirements of Section 2.1(b)(ii), (iii) and (iv) or 2.1(c)(ii), (iii) and (iv), as applicable, and which is not in excess of the amount determined in paragraph (ii). The amount so allocated to each Participant shall then be credited to his Discretionary Contributions Account.

                (ii) The dollar amount with respect to a Plan Year determined under this paragraph shall equal

                        (a) $75,000, multiplied by

                        (b) the factor determined by dividing the maximum
                elective deferrals excludable from an individual's income for the taxable year coincident with such Plan Year, determined in accordance with Code Section 402(g), by $9,240, rounded to the nearest $1,000.

        e. For each Plan Year, the contributions under Sections 4.1(c) and (d) shall satisfy the requirements of Code Section 401(a)(4) and Treas. Reg. Section 1.401(a)(4)-2. In order to achieve such result (and notwithstanding Section 4.1 and subsection (d)), and subject to Section 16.4, the Administrator shall, to the extent permitted by Code Sections 401(a)(4) and 411, reduce the amounts that would otherwise be credited in accordance with subsection (d) to the Discretionary Contributions Accounts of Participants who are Highly Compensated Employees for such Plan Year and credit such amounts to the Discretionary Contributions Accounts of Participants who are not Highly Compensated Employees for such Plan Year. Such reductions shall be made in order of the allocation rates, as determined under Treas. Reg. Section 1.401(a)(4)-2(c)(2), of the Participants who are Highly Compensated Employees for such Plan Year beginning with the greatest allocation rate. The total amount of such reductions shall be allocated among Participants who are not Highly Compensated Employees for such Plan Year and who are Employees on the last day of the Plan Year in question in proportion to the portion of their Compensation which is received in such Plan Year while Active Participants and which is not in excess of the amount determined under paragraph (d)(ii).

        Section 5.4 - Allocation of Forfeitures

        Amounts forfeited in any Plan Year under Sections 11.2(a)(iii), 12.2 and
14.14 (and Exhibit E) shall be applied under Section 4.1 to reduce the Company's contribution for such Plan Year and shall be allocated under Section 5.3 as if part of such contribution for such Plan Year.

                                   ARTICLE VI

                             INVESTMENT OF ACCOUNTS

        Section 6.1 - Investment Options

        a. The Administrator may establish one or more Investment Funds under the Plan. The Administrator shall designate the registered investment company or other investment fund in which the assets of an Investment Fund shall be invested, or shall appoint the investment manager or managers responsible for managing the assets of an Investment Fund. If the Administrator appoints an investment manager or managers responsible for managing an Investment Fund, the Administrator shall designate the investment objectives and policies of such Investment Fund.

        b. As permitted under the Rules of the Plan and upon such prior written notice to the Administrator as is required under the Rules of the Plan, a Participant may elect

                (i) effective upon becoming a Participant and as of the dates set forth in the Rules of the Plan, to have contributions for such Plan Year to his Accounts held and invested entirely in any one or more Investment Funds in such proportions as are permitted under the Rules of the Plan, or to change any prior such election, and/or

                (ii) effective only as of the dates set forth in the Rules of the Plan, to have his Accounts as then stated, held and invested under any Investment Fund or Funds available under paragraph (i) (which option shall be the same option elected for current contributions to his Accounts under paragraph (i)) or to change any prior such election.

Notwithstanding paragraph (i), contributions made pursuant to Section 4.1(c) for Plan Years beginning on or after January 1, 2002 shall be invested initially in the Company Stock Fund.

        c. As permitted under the Rules of the Plan and upon such prior written notice to the Administrator as is required under the Rules of the Plan, a Beneficiary may elect to have his Accounts held and invested under any Investment Fund or Funds available under subsection (b)(ii) or to change any such prior such election.

        d. Any such election under subsection (b)(i) or subsection (c) shall remain in effect until revoked or modified by the Participant or Beneficiary, as applicable. In case Accounts are invested in more than one Investment Fund, changes in proportions due to investment results shall not require any transfer of values between Investment Funds unless the Participant or Beneficiary so elects under subsection (b)(ii) or subsection (c), as applicable.

        e. Purchases and sales of assets in the Investment Funds as required under this Section shall be made within a reasonable time after the election made in subsection (b) or subsection (c), and Participants' or Beneficiaries' Accounts shall be adjusted to reflect amounts actually realized or paid in such transactions.

        Section 6.2 - Description of Investment Funds

        In making any investment election under Section 6.1, a Participant (or a Beneficiary of a deceased Participant) shall acknowledge receipt from the Administrator of a description of the Investment Funds and the investment objectives thereof.

        Section 6.3 - Effect of Non-Election

        If a Participant (or Beneficiary of a deceased Participant) fails or declines to make an election under Section 6.1, the Participant's (or Beneficiary's) Accounts shall be held in one or more Investment Funds as directed by the Administrator.

        Section 6.4 - Company Stock Fund

        a. The Administrator shall establish the Company Stock Fund as an Investment Fund under the Plan. The Company Stock Fund shall be invested primarily in shares of Company Stock (except that, as directed by the Administrator, the Company Stock Fund may be invested in cash and cash equivalents, and rights, warrants and options issued with respect to Company Stock (to the extent permitted by the Code and ERISA)). Dividends paid on shares of Company Stock held in the Company Stock Fund, if any, shall be reinvested and used to purchase additional shares of Company Stock.

        b. The assets of the Company Stock Fund shall be valued in accordance with Article 7. The Administrator shall determine the manner in which the interests of the Accounts of Participants and Beneficiaries in the Company Stock Fund shall be denominated.

        c. In the event any rights, warrants or options are issued with respect to Company Stock in the Company Stock Fund, as directed by the Administrator.

                (i) the Trustee shall exercise such rights, warrants or options received on Company Stock in the Company Stock Fund to acquire whole and fractional shares of Company Stock to the extent of the amount of cash or cash equivalents in the Company Stock Fund, and

                (ii) any rights, warrants, or options on Company Stock which cannot be exercised for lack of cash may, as directed by the Administrator, be sold by the Trustee.

        Section 6.5 - ERISA Section 404(c) Compliance

        a. The Administrator may administer the Plan and the procedures relating to the Investment Funds in accordance with the fiduciary relief provisions of ERISA Section 404(c) and 29 C.F.R. Section 2550.404c-1. In that event, the Administrator shall designate three or more Investment Funds that provide an opportunity for a Participant or a Beneficiary of a deceased Participant to exercise control over the assets in such Participant's or Beneficiary's Accounts, and shall provide each such Participant or Beneficiary an opportunity to chose, from a broad range of investment alternatives, the manner in which some or all of the assets in such Participant's or Beneficiary's Accounts are invested. To the extent provided under ERISA and the regulations thereunder, such a Participant or Beneficiary shall not be deemed to be a fiduciary by reason of his or her exercise of such control, and no person who is otherwise a fiduciary (including the Administrator, the members of the Committee or the Company) shall be liable for any loss, or by reason of any breach, which results from such exercise of such control.

        b. In the event that the Administrator elects to administer the Plan and the procedures relating to the Investment Funds in accordance with 29 C.F.R.
Section 2550.404c-1:

                (i) The Administrator (or its delegate) shall provide each Participant or Beneficiary of a deceased Participant with the opportunity to obtain sufficient information to make informed decisions with regard to the Investment Funds, and the incidents of ownership appurtenant to the investment of his or her Accounts in such Investment Funds.

                (ii) The Administrator (or such person as the Administrator shall designate) shall provide to each Participant or Beneficiary the information with regard to each Investment Fund described in 29 C.F.R.
        Section 2550.404c-1(b)(2)(B)(1).

                (iii) The Administrator (or such person as the Administrator shall designate) shall provide to each Participant or Beneficiary, either directly or upon request, the information regarding the Investment Funds described in 29 C.F.R. Section 2550.404c-1(b)(2)(B)(2).

                (iv) The Administrator shall provide each Participant or Beneficiary with an explanation that the Plan is intended to constitute a plan described in ERISA Section 404(c) and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment directions given by such Participant or Beneficiary.

        c. In addition, in the event that the Administrator elects to administer the Plan and the procedures relating to the Investment Funds in accordance with 29 C.F.R. Section 2550.404c-1 with respect to the Company Stock Fund:

                (i) The Administrator shall provide that each Participant or Beneficiary of a deceased Participant shall have the opportunity to exercise the voting, tender and similar rights with respect to the shares of Company Stock in the Company Stock Fund allocated to such Participant's or Beneficiary's Accounts.

                (ii) The Administrator shall maintain all information relating to the interests of the Accounts of Participants and Beneficiaries in the Company Stock Fund, including the acquisition, holding and disposition of such interests, the purchase, holding, and sale of Company Stock in the Company Stock Fund, and the exercise of voting, tender and similar rights with respect to shares of Company Stock in the Company Stock Fund by Participants and Beneficiaries, in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA. The Administrator shall be responsible for ensuring that these procedures are sufficient to safeguard the confidentiality of such information, that such procedures are being followed, and that the independent fiduciary required by paragraph (iii) is appointed.

                (iii) The Administrator shall appoint an independent fiduciary to carry out activities of the Company Stock Fund relating to any situations in which the Administrator determines involve potential for undue employer influence upon Participants (and Beneficiaries) with regard to the direct or indirect exercise of shareholder rights. Such independent fiduciary shall not be affiliated with the Company or any Company Affiliate.

                                   ARTICLE VII

                    VALUATION OF THE TRUST FUND AND ACCOUNTS

        Section 7.1 - Determination of Values of Investment Funds

        As of the end of the Plan Year and such other dates as the Administrator may select, the Trustee shall determine the fair market value of each Investment Fund in compliance with the principles of Section 3(26) of ERISA and regulations issued pursuant thereto, based upon information reasonably available to it including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Code. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such valuation date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

        Section 7.2 - Allocation of Investment Fund Values

        The difference between the total value of each Investment Fund, as determined under Section 7.1, and the total of the Accounts therein, shall be allocated by the Administrator among such Accounts in proportion to their respective average stated values during the period since the last allocation of values hereunder, as determined under the Rules of the Plan, such values and determinations being made without taking into account Company contributions under Sections 4.1(a), (b), (c), (d) and (e) attributable to the period under
Section 7.2, ending on such valuation date; provided, however, that gains and losses shall not be allocated with respect to amounts being held in suspense under Section 16.4(b).

        Section 7.3 - Applicability of Account Values

        The value of an Account, as determined as of a given date under this Article, plus any amounts subsequently credited thereto under Section 5.3, 7.1 and 16.4 and less any amounts withdrawn or distributed under Sections 3.5, 3.6, 3.7, 9.3 and 9.4 and Articles 10, 11 and 12 (and Exhibits B, D and E) or transferred to suspense under Section 16.4(b), shall remain the value thereof for all purposes of the Plan and the Trust until revalued hereunder.

                                  ARTICLE VIII

                              VESTING OF INTERESTS

        Section 8.1 - Vesting of Accounts

        a. Each Participant's interest in his Rollover Account, his Three Percent Contributions Account, and his Deferred Compensation Account shall be Vested at all times.

        b. Except as provided in subsection (c) and Sections 8.2 and 13.3, the Vested portion of a Participant's Matching Account and Discretionary Contributions Account shall be the percentage of such Accounts shown on the following table:

                         Years of Vesting             Vested
                             Service                Percentage
                         ----------------           ----------
                                 1                      25%
                                 2                      50%
                                 3                      75%
                            4 (or more)                100%.


        c. The provisions of the Plan in effect immediately prior to January 1, 1999 shall apply for purposes of determining the Vested portion of a Participant's Matching Account and Discretionary Contributions Account, unless and until such Participant completes an Hour of Service on or after January 1, 1999.

        Section 8.2 - Additional Vesting of Accounts

        The interest of a Participant in his Matching Account and his Discretionary Contributions Account shall become fully vested upon the earliest to occur of

                (i) his death,

                (ii) his sixty-fifth birthday,

                (iii) his Disability Retirement Date, or

                (iv) the termination or discontinuation of the Plan under
        Section 15.1,

if he is then an affected Employee or employed by a Company Affiliate.

                                   ARTICLE IX

                     EMPLOYMENT AFTER NORMAL RETIREMENT DATE

        Section 9.1 - Continuation of Employment

        a. A Participant may, subject to subsection (b) and Section 16.3, remain in the employ of the Company or a Company Affiliate after attaining his Normal Retirement Date.

        b. Notwithstanding subsection (a), the Company reserves the right to require a Participant to retire in accordance with the Age Discrimination in Employment Act of 1967, as amended, and other applicable law.

        Section 9.2 - Continuation of Participation

        A Participant retained in the employ of the Company after his Normal Retirement Date under Section 9.1 shall continue as an Active Participant herein.

        Section 9.3 - Mandatory In-Service Distributions

        A Participant who is a 5% owner (as defined in Code Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall receive or commence the receipt of the entire amount credited to his Accounts (other than his Transferred Accounts) in accordance with Section 10.3 on the April 1 following the end of the calendar year in which he attains age 70 1/2.

        Section 9.4 - Voluntary In-Service Distributions

        A Participant may receive or commence the receipt of the entire amount credited to his Accounts (other than his Transferred Accounts) in accordance with Section 10.3 on the April 1 following the end of the calendar year in which he attains age 70 1/2, or such later date as such Participant shall elect.

                                    ARTICLE X

                            BENEFITS UPON RETIREMENT

        Section 10.1 - Normal or Disability Retirement

        Subject to the provisions of Section 9.1, a Participant shall retire upon his Normal or Disability Retirement Date.

        Section 10.2 - Rights upon Normal or Disability Retirement

        Upon a Participant's Normal or Disability Retirement, he shall be entitled to receive the entire amount credited to his Accounts (other than his Transferred Accounts) in accordance with Section 10.3.

        Section 10.3 - Distribution of Accounts

        a. If the entire amount credited to a Participant's Accounts does not exceed $5,000, such Participant shall receive the amount credited to his Accounts (other than his Transferred Accounts) in one lump sum distribution in cash.

        b. If the entire amount credited to a Participant's Accounts exceeds $5,000, such Participant may elect to receive the amount credited to his Accounts (other than his Transferred Accounts) under one of the following options:

                (i) Payment of such amount in one lump sum distribution in cash.

                (ii) Payment of such amount directly from the Trust Fund (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (as to which the Participant (or his Spouse, if applicable) may elect whether the recalculation rule of Code
        Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or, if he is not married, over a period not longer than the lesser of the joint and last survivor expectancy of him and his Beneficiary, reasonably determined from the expected return multiples prescribed in Reg. Section 1.72-9, or the period determined under Prop. Reg. Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G), provided, however, if such Participant fails to make such an election, his Accounts (other than his Transferred Accounts) shall be distributed as provided in paragraph (i). Notwithstanding a prior election by a Participant to receive installments as provided in paragraph (ii), if the Administrator determines, after consultation with such Participant, that good cause has been shown, the Administrator may increase the amount of any or all of the remaining installments payable under such paragraph.

        c. At any time before distribution under subsection (b) is made or commences, the Participant may elect to defer such distribution until such later date as he shall then or subsequently specify; provided, however,

                (i) such date shall be no later than the date referred to in subsection (d)(ii) or (d)(iii), and

                (ii) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection (d)(ii) or (d)(iii).

        d. Distribution under subsection (a) or (b) shall be made or commence not later than the earliest to occur of

                (i) 60 days after the end of the Plan Year in which such Normal Retirement or Disability Retirement occurs, or

                (ii) if the Participant is not a 5% owner (as defined in Code
        Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the later of

                        (a) the April 1 following the calendar year in which he
                retires, or

                        (b) the April 1 following the calendar year in which he
                attains age 70 1/2,

                (iii) if the Participant is a 5% owner (as defined in Code
        Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the April 1 following the calendar year in which he attains age 70 1/2.

        e. The Participant shall specify a plan of distribution under which more than 50% of the amount of his Accounts (other than his Transferred Accounts) (as adjusted for gains or losses under Section 7.2) will be distributed to him within his life expectancy and in a manner which satisfies the incidental death benefit provisions (including the minimum distribution incidental benefit requirement) of Code Section 401(a)(9)(G), Treas. Reg. Section 1.401-1(b)(1) and Prop. Reg. Section 1.401(a)(9)-2 (or any successor thereto).

                                   ARTICLE XI

                               BENEFITS UPON DEATH

        Section 11.1 - Designation of Beneficiary

        a. Each Participant or former Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his Accounts (other than his Transferred Accounts) to such Beneficiaries.

        b. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

        c. A married Participant may not designate any Beneficiary other than his Spouse without obtaining Spousal Consent thereto. Such consent shall only apply to the Beneficiary or Beneficiaries so designated.

        Section 11.2 - Distribution on Death

        a. Upon the death of a Participant or former Participant, the Vested amount credited to his Accounts (other than his Transferred Accounts) (as determined under Section 8.2) shall be paid in one lump sum distribution in cash not later than the first anniversary of the Participant's death to his then Surviving Spouse, if any, except to the extent, if any, to which such Surviving Spouse has consented under Section 11.1(c) to the designation of other Beneficiaries, and otherwise to the person or persons of highest priority who survive him by at least 30 days determined as follows:

                (i) First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.

                (ii) Second, to his then surviving heirs at law, if any, as determined in the reasonable judgment of the Administrator under the laws governing succession to personal property of the last jurisdiction in which the Participant was a resident.

                (iii) Third, to the Plan to be applied to reduce the Company's contributions under Section 4.1.

        b. Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator's determination that no members of such class exist or the Administrator's failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.

                                   ARTICLE XII

                     BENEFITS UPON RESIGNATION OR DISCHARGE

        Section 12.1 - Distributions on Resignation or Discharge

        A Participant who has a Separation from the Service due to resignation or discharge shall receive,

                (i) if the Vested amount credited to his Accounts does not exceed $5,000, the Vested amount credited to his Accounts (other than his Transferred Accounts) in one lump sum distribution in cash not later than six months after the end of the Plan Year in which such Separation from the Service occurs, or, if earlier, within 60 days after the end of the Plan Year in which his sixty-fifth birthday occurs, or

                (ii) if the Vested amount credited to his Accounts exceeds $5,000, the Vested amount credited to his Accounts (other than his Transferred Accounts) in one lump sum distribution in cash payable on such date as he shall at any time elect in writing in accordance with Code Section 411(a)(11) and the Rules of the Plan, but not earlier than the earliest date described in subsection (a) and not later than the April 1 following the calendar year of his attainment of age 70 1/2.

        Section 12.2 - Forfeitures

        a. If a Participant has a Separation from the Service due to resignation or discharge, the portion of his Matching Account or his Discretionary Contributions Account which is not Vested shall thereupon be forfeited upon the earlier of his receipt of his distribution under this Article or his completion of five consecutive Break in Service Years. Pending application under Section 5.4, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 16.4.

        b. If a Participant has a Separation from the Service prior to becoming Vested in any portion of his Accounts, a distribution shall be deemed to have occurred concurrently with a forfeiture of his Accounts under subsection (a).

        Section 12.3 - Restoration of Forfeitures

        If a Participant whose Matching Account or Discretionary Contributions Account has not then fully Vested

                (i) has a Separation from the Service,

                (ii) suffers a forfeiture under Section 12.2 of the portion of such Accounts which is not Vested,

                (iii) again becomes an Employee or employed by a Company Affiliate before he has five consecutive Break in Service Years, and

                (iv) repays to the Plan the full amount, if any, distributed to him from his Accounts before the end of five consecutive Break in Service Years commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amounts forfeited under Section 12.2 by such Participant shall be restored to his Matching Account or Discretionary Contributions Account, as the case may be, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

                                  ARTICLE XIII

                              TOP-HEAVY PROVISIONS

        Section 13.1 - Top-Heavy Determination

        a. Solely in the event that the Plan ever becomes Top-Heavy, as defined herein, the provisions of this Article shall apply.

        b. Solely for the purposes of this Article, the following definitions shall be used:

                (i) "Aggregation Group" shall mean

                        (a) each plan of the Company or a Company Affiliate in
                which a Key Employee is a Participant (including any such plan which has been terminated if such plan was maintained by the Company or Company Affiliate within the last five years ending on the Determination Date for the Plan Year in question), and

                        (b) each other plan of the Company or a Company
                Affiliate which enables any plan described in paragraph a to meet the requirements of Code Section 401(a)(4) or 410.

                (ii) "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

                (iii) "Controlled Group Employee" shall mean any person who renders services to the Company or a Company Affiliate in the status of an employee as the term is defined in Code Section 3121(d).

                (iv) "Key Employee" shall mean a Controlled Group Employee, a former Controlled Group Employee or the Beneficiary of a former Controlled Group Employee, if, in the Plan Year containing the Determination Date or in any of the four preceding Plan Years, such Controlled Group Employee or former Controlled Group Employee is or was

                        (a) an officer of the Company or a Company Affiliate
                whose Statutory Compensation for the Plan Year in question exceeds 50% of the amount in effect under Code Section 415(b)(1)(A) (not more than 50 Controlled Group Employees or, if less, the greater of three Controlled Group Employees or ten percent of the Controlled Group Employees shall be treated as officers),

                        (b) one of the ten Controlled Group Employees owning (or
                considered as owning within the meaning of Code Section 318) both the largest interest in the Company or a Company Affiliate and more than one-half of 1% interest therein and whose Statutory Compensation for the Plan Year in question equals or exceeds the amount in effect under Code Section 415(c)(1)(A); provided, however, if two Controlled Group Employees have the same interest in the Company or a Company Affiliate, the Controlled Group Employee with the greater Statutory Compensation for such Plan Year shall be treated as having the larger interest,

                        (c) a 5% owner (within the meaning of Code Section
                416(i)(1)(B) and (C)) of the Company or a Company Affiliate or a 1% owner (within the meaning of Code Section 416(i)(1)(B) and (C)) of the Company or a Company Affiliate whose Statutory Compensation for the Plan Year in question exceeds $150,000.

                (v) "Non-Key Employee" shall mean any Controlled Group Employee who is not a Key Employee.

                (vi) The Plan shall be Top-Heavy if, as of any Determination Date, the aggregate of the Accounts of Key Employees under all plans in the Aggregation Group (or under this Plan and such other plans as the Company elects to take into account under Code Section 416(g)(2)(A)(ii)) exceeds 60% of the aggregate of the Accounts for all Key Employees and Non-Key Employees. In making this calculation as of a Determination Date,

                        (a) each Account balance as of the most recent valuation
                date occurring within the Plan Year which includes the Determination Date shall be determined,

                        (b) an adjustment for contributions due as of the
                Determination Date shall be determined,

                        (c) the Account balance of any Controlled Group Employee
                or former Controlled Group Employee shall be increased by the aggregate distributions made during the five-year period ending on the Determination Date with respect to such Controlled Group Employee or former Controlled Group Employee,

                        (d) the Account balance of

                                1 any Non-Key Employee who was a Key Employee
                        for any prior Plan Year, and

                                2 any former Controlled Group Employee who
                        performed no services for the Company or a Company Affiliate during the five-year period ending on the Determination Date shall be ignored, and

                        (e) if there have been any rollovers to or from any
                Account, the balance of such Account shall be adjusted, as required by Code Section 416(g)(4)(A).

Notwithstanding the foregoing, this Plan shall be Top-Heavy if, as of any Determination Date, it is required by Code Section 416(g) to be included in an Aggregation Group which is determined to be a Top-Heavy Group.

                (vii) "Top-Heavy Group" shall mean any Aggregation Group if, as of the Determination Date, the sum of

                        (a) the present value of the cumulative accrued benefits
                for all Key Employees under all defined benefit plans in such Aggregation Group, and

                        (b) the aggregate of the accounts of all Key Employees
                under all defined contribution plans in such Aggregation Group exceeds 60% of a similar sum determined for all Key Employees and Non-Key Employees.

                (viii) "Statutory Compensation" shall have the meaning set forth in Section 1.46.

        Section 13.2 - Minimum Benefits

        a. For any Plan Year in which the Plan is Top-Heavy, the allocation to the Three Percent Contributions Account, Matching Account or Discretionary Contributions Account of any Employee who is a Non-Key Employee at the end of such Plan Year and is entitled to an allocation to such Accounts under Sections
5.3 shall not be less than that determined under subsection (b).

        b. The allocation determined under this subsection shall be a percentage of the Statutory Compensation of such Non-Key Employee which is not less than the lesser of

                (i) 3%, or

                (ii) that percentage reflecting the ratio of

                        (a) the allocations to the Employee's Three Percent
                Contributions Account, Matching Account and Discretionary Contributions Account to

                        (b) Statutory Compensation (not in excess of the limit
                in effect under Code Section 401(a)(17) as adjusted for increases in the cost of living)

for the Key Employee with respect to whom such ratio is highest for such Plan Year.

        Section 13.3 - Limitation on Benefits

        For any Plan Year in which the Plan is Top-Heavy,

                (i) the denominator of both the defined benefit plan fraction and the defined contribution plan fraction set forth in Code Sections 415(e)(2)(B) and 415(e)(3)(B), respectively, shall be adjusted by substituting 1.0 for 1.25, and

                (ii) the numerator of the "transition fraction" described in Code Section 415(e)(6)(B)(i) shall be calculated by substituting $41,500 for $51,875,

but only to the extent required by Code Section 416(h).

                                   ARTICLE XIV

                            ADMINISTRATIVE PROVISIONS

        Section 14.1 - Duties and Powers of the Administrator

        a. The Administrator shall administer the Plan in accordance with the Plan and ERISA and shall have full discretionary power and authority:

                (i) To engage actuaries, attorneys, accountants, appraisers, brokers, consultants, administrators, physicians or other firms or persons and (with its officers, directors and Employees) to rely upon the reports, advice, opinions or valuations of any such persons except as required by law;

                (ii) To adopt Rules of the Plan that are not inconsistent with the Plan or applicable law and to amend or revoke any such rules;

                (iii) To construe the Plan and the Rules of the Plan;

                (iv) To determine questions of eligibility and vesting of Participants;

                (v) To determine entitlement to allocations of contributions and forfeitures and to distributions of Participants, former Participants, Beneficiaries, and all other persons;

                (vi) To make findings of fact as necessary to make any determinations and decisions in the exercise of such discretionary power and authority;

                (vii) To appoint claims and review officials to conduct claims procedures as provided in Section 14.12; and

                (viii) To delegate any power or duty to any firm or person engaged under paragraph (i) or to any other person or persons.

        b. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

        Section 14.2 - Administrative Committee

        The Administrator may, but need not, appoint an administrative committee consisting of two or more members appointed by and holding office during the Administrator's pleasure, to function as specified under Section 1.4.

        Section 14.3 - Acceptance

        Committee members shall take office effective upon execution of a written acceptance of appointment, copies of which shall be filed with the Administrator.

        Section 14.4 - Resignation

        Committee members may resign at any time by delivering written notice to the Administrator.

        Section 14.5 - Vacancies

        Vacancies on the Committee shall be filled by the Administrator's pleasure. If at any time there should be no members of the Committee in office, the Administrator shall resume his full responsibilities as Administrator.

        Section 14.6 - Officers

        The Committee shall appoint a Chairman and a Secretary who shall hold office during the pleasure of the Committee and shall have and perform such powers and duties as the Committee shall prescribe.

        Section 14.7 - Majority Rule

        The Committee shall act by a majority of its members in office; provided, however, that it may appoint any of its members, or a non-member, to act on behalf of the Committee on matters arising in the ordinary course of administration. No member of the Committee shall vote on any matter in which he is personally interested except on matters applying to Participants generally.

        Section 14.8 - Expenses of Administration

        a. The Company shall pay or reimburse the Administrator, Committee members and each Employee functioning under Section 14.1(a) or person serving on an investment committee established in accordance with the Trust Agreement for all expenses (including reasonable attorneys' fees) properly incurred by him in the administration of the Plan.

        b. The Company shall indemnify and hold each such Committee member, Employee and investment committee member harmless from all claims, liabilities and costs (including reasonable attorneys' fees) arising out of the good faith performance of his functions hereunder.

        c. The Company may obtain and provide for any such Committee member, Employee and investment committee member described in subsection (a), at the Company's expense, liability insurance against liabilities imposed on him by law.

        d. Legal fees incurred in the preparation and amendment of documents shall be paid by the Company.

        e. Expenses referred to in subsections (a), (b) and (d) not paid by the Company shall be paid from the Trust Fund to the extent permitted by law.

        f. Except as provided in subsection (a), fees and expenses of persons rendering services to the Plan shall not be paid or reimbursed by the Company except as agreed upon by the Company.

        Section 14.9 - Payments

        In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Company and their officers, directors, employees, owners, agents and representatives.

        Section 14.10 - Statement to Participants

        Within 180 days after the end of each Plan Year, the Administrator shall furnish to each Participant a statement setting forth the value of his Accounts and the Vested percentage thereof and such other information as the Administrator shall deem advisable to furnish.

        Section 14.11 - Inspection of Records

        Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by such Participant or such Participant's duly authorized representatives at any reasonable business hour at the principal office of the Company, any Company work site at which at least 50 Employees regularly perform services and such other locations as the Secretary of Labor may require.

        Section 14.12 - Claims Procedure

        a. A claim by a Participant, former Participant, Beneficiary or any other person shall be presented to the claims official appointed by the Administrator in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

        b. The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

        c. If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Company.

        d. If the claim is wholly or partially denied, the claims official shall, within 90 days (or such longer period as may be reasonably necessary), provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant

                (i) the specific reason or reasons for such denial,

                (ii) specific references to pertinent Plan provisions on which the denial is based,

                (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                (iv) an explanation of the Plan's claim review procedure.

        e. The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official's denial of a claim to a review official (appointed by the Administrator in writing) for a full and fair review. The claimant or his duly authorized representative

                (i) may request a review upon written application to the review official (which shall be filed with it),

                (ii) may review pertinent documents, and

                (iii) may submit issues and comments in writing.

        f. The review official may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than 60 days after receipt by the claimant of written notice of denial of his claim.

        g. The decision by the review official upon review of a claim shall be made not later than 60 days after his receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of such request for review.

        h. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

        i. The claims official and the review official shall have full discretionary power and authority to construe the Plan and the Rules of the Plan, to determine questions of eligibility, vesting and entitlements and to make findings of fact as under Section 14.1 and, to the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties except to the extent found by a court of competent jurisdiction to constitute an abuse of discretion.

        Section 14.13 - Conflicting Claims

        If the Administrator is confronted with conflicting claims concerning a Participant's Accounts, the Administrator may interplead the claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion, and in either case, the attorneys' fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant's Accounts.

        Section 14.14 - Effect of Delay or Failure to Ascertain Amount Distributable or to Locate Distributee

        a. If an amount payable under Article 10, 11 or 12 (or Exhibit B, D or
E) cannot be ascertained or the person to whom it is payable has not been ascertained or located within the stated time limits and reasonable efforts to do so had been made, then distribution shall be made not later than 60 days after such amount is determined or such person is ascertained or located, or as prescribed in subsection (b).

        b. If, within one year after a Participant has a Separation from the Service (or such later date as the Administrator determines), the Administrator, in the exercise of due diligence, has failed to locate him (or if such Separation from the Service is by reason of his death, has failed to locate the person entitled to his Vested Accounts under Section 11.2 (or Exhibit B, D or
E)), his entire distributable interest in the Plan shall be forfeited and applied to reduce the Company's contributions under Section 5.4; provided, however, if the Participant (or in the case of his death, the person entitled thereto under Section 11.2 (or Exhibit B, D or E)) makes proper claim therefor under Section 14.12, the amount so forfeited shall be restored to the Participant's Accounts applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

        Section 14.15 - Service of Process

        The Secretary of the PacifiCare Health Systems, Inc. is hereby designated as agent of the Plan for the service of legal process.

        Section 14.16 - Limitations upon Powers of the Administrator

        The Plan shall not be operated so as to discriminate in favor of Participants who are Highly Compensated Employees. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

        Section 14.17 - Effect of Administrator Action

        Except as provided in Section 14.12, all actions taken and all determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Trustee and any person interested in the Plan or Trust Fund.

        Section 14.18 - Contributions to Rollover Accounts

        a. A Participant who is an Employee, or an Employee who satisfies the requirements of Sections 2.1(b)(ii), (iii) and (iv), or Sections 2.1(c)(ii),
(iii) and (iv), whichever is applicable, may make a contribution to his Rollover Account if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan.

        b. Such contribution will meet the requirements of this Section if

                (i) it is made by the Participant or Employee to the Trust in cash in a lump sum not later than two months after his admission or readmission to the Plan, and

                (ii) the amount contributed by the Participant or Employee consists of all or a portion of

                        (a) an "eligible rollover distribution," as defined in
                Code Section 402(c)(4) from

                                (1) a qualified trust, described in Code Section
                        401(a), or

                                (2) an annuity plan, described in Code Section
                        403(a), or

                        (b) a tax-free rollover distribution from an individual
                retirement account or an individual retirement annuity which in turn consisted entirely of an "eligible rollover distribution," as defined in Code Section 402(c)(4), from a qualified trust, described in Code Section 401(a), or an annuity plan, described in Code Section 403(a), together with any earnings thereon, and which otherwise meets the requirements of Code Section 408(d)(3).

        c. In addition, such contribution shall meet the requirements of this
Section if

                (i) the contribution is made within 60 days following the day on which the Participant or Employee received the distribution from a qualified trust, annuity plan or individual retirement account or annuity,

                (ii) such distribution was in the form of cash, and

                (iii) if such distribution constituted an "eligible rollover distribution" within the meaning of Code Section 402(c)(4), no part of the contribution consists of employee contributions.

        d. The Administrator may require the Participant or Employee to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

        e. If the Administrator accepts a contribution pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Participant or Employee.

        f. An Employee who makes a contribution to his Rollover Account prior to becoming a Participant shall be treated as a Participant prior to satisfying the requirements of Section 2.1 but only with respect the amounts credited to his Rollover Account.

        Section 14.19 - Direct Rollovers

        Notwithstanding any provision of the Plan to the contrary, a Direct Rollover Distributee may elect, at the time and in the manner prescribed by the Administrator under the Rules of the Plan, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan designated by the Direct Rollover Distributee in a Direct Rollover.

        Section 14.20 - Withdrawals from Rollover Accounts

        A Participant may elect to make a withdrawal of all or any portion of the amount credited to his Rollover Account. Any such withdrawal shall be made in a lump sum in cash and shall be elected in writing in accordance with the Rules of the Plan.

        Section 14.21 - Loans to Participants or Former Participants and Beneficiaries

        a. A Participant, former Participant or Beneficiary of a deceased Participant ("Borrower") may borrow against his Accounts with the approval of the Administrator in accordance with the provisions of subsection (b).

        b. The Administrator shall establish by Rules of the Plan the requirements for loans and conditions therefor. Such Rules of the Plan shall be consistent with the following requirements:

                (i) The Borrower must be a "party in interest" within the meaning of ERISA Section 3(14) on the date the loan is made.

                (ii) Loans shall not be made available to an individual who is an owner-employee (as defined in Code Section 401(c)(3)) of the Company or a Company Affiliate or a shareholder-employee (as defined in Code
        Section 1379(d)) of the Company or a Company Affiliate or a member of the family (as defined in Code Section 267(c)(4)) of an owner-employee or shareholder-employee.

                (iii) Loans shall be permitted under this Section only on account of Hardship.

                (iv) The minimum amount which a Borrower may borrow at any one time under this Section is $1,000.

                (v) The maximum amount which a Borrower may borrow under this Section shall be an amount which, when added to the outstanding balance of all other loans from the Plan and from other qualified plans of the Company or a Company Affiliate, does not exceed the lesser of

                        (a) $50,000 reduced by the excess (if any) of

                                (1) the highest outstanding balance of loans
                        from the Plan during the one year period ending on the day before the date on which the loan is made, over

                                (2) the outstanding balance of loans from the
                        Plan on the date on which such loan was made; or

                        (b) 50% of his Vested interest in his Accounts.

                (vi) If the Borrower is married and amounts are credited to the Borrower's Dormant Accounts, the Borrower shall obtain Spousal Consent to the loan.

                (vii) Loans shall not be made to a Borrower under this Section more frequently than at 12-month intervals.

                (viii) Loans must be available to all Borrowers on a reasonably equivalent basis.

                (ix) The Vested percentage of a Borrower's Accounts which is made available for borrowing shall not be higher for Participants or former Participants who are Highly Compensated Employees, officers or shareholders than for other Borrowers.

                (x) Such loans shall be made upon promissory notes providing for substantially level amortization (with regular payments by payroll deduction each Payday for a Participant or by direct payments if the Participant does not have a sufficient paycheck on any Payday). A former Participant shall make arrangements for regular direct payments on such loans with the Administrator as provided in the Rules of the Plan.

                (xi) Each such loan shall be secured by the lesser of the amount of the loan or half of the Vested interest in the Borrower's Accounts, including any such portion of a Borrower's Accounts which is credited to, or becomes vested, after the date of the loan, as determined by the Administrator. For purposes of the Plan, the distributable balance of such Accounts shall be reduced by the unpaid balance of the loan or loans secured by such Accounts, in the manner determined by the Administrator.

                (xii) Each loan under this Section shall bear a reasonable interest rate, which shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Administrator may adopt a national or regional rate of interest for this purpose.

                (xiii) Each loan under this Section shall be repaid within five years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Borrower.

                (xiv) The promissory note on any such loan shall be an investment of the affected Accounts of the Borrower receiving such loan and not an investment of the Trust Fund generally.

        Section 14.22 - Assignments, etc., Prohibited; Distributions Pursuant to Qualified Domestic Relations Orders

        a. Except as provided in subsection (b), no part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary as provided in the Plan.

        b. Notwithstanding subsection (a) or any other provision of the Plan to the contrary, upon receipt by the Administrator of a domestic relations order, as defined in Code Section 414(p), which, but for the time of required payment to the alternate payee, would be a qualified domestic relations order as defined in Code Section 414(p), the amount awarded to the alternate payee shall promptly be paid in the manner specified in such order; provided, however, that no such distribution shall be made prior to the Participant's Separation from the Service if such distribution could adversely affect the qualified status of the Plan.

        Section 14.23 - Correction of Administrative Error; Special Contribution

        Notwithstanding any other provision of the Plan to the contrary, the Administrator shall take any and all appropriate actions to correct errors in the administration of the Plan, including, without limitation, errors in the allocation of contributions, forfeitures, and income, expenses, gains and losses to the Accounts of the Participants or Beneficiaries under the Plan. Such corrective actions may include debiting or crediting a Participant's or Beneficiary's Accounts or allocating special contributions made by the Company to the Plan for purposes of correcting any failure to make contributions on a timely basis or properly allocate contributions, forfeitures, or income, expenses, gains and losses. The Administrator shall determine the amount of any such special contributions required to be made by the Company, which may be made in such approximate amounts as the Administrator, acting in its sole discretion, shall determine. In no event shall any corrective action taken by the Administrator under this Section reduce any Participant's or Beneficiary's accrued benefit in violation of Section 411(d)(6) of the Code and the Treasury Regulations thereunder.

                                   ARTICLE XV

                           TERMINATION, DISCONTINUANCE
                       AMENDMENT, MERGER, ADOPTION OF PLAN

        Section 15.1 - Termination of Plan; Discontinuance of Contributions

        a. The Plan is intended as a permanent program but the Board shall have the right at any time to declare the Plan terminated completely as to the Company or as to any division, facility or other operational unit thereof. Discharge or layoff of Employees of the Company or any unit thereof without such a declaration shall not result in a termination or partial termination of the Plan except to the extent required by law. In the event of any termination or partial termination:

                (i) An allocation of amounts being held under Section 16.4(b) shall be made in accordance with Section 16.4(c).

                (ii) For each Participant who is then an Employee or employed by a Company Affiliate with respect to whom the Plan is terminated or partially terminated, the interest in his Matching Account or Discretionary Contributions Account shall become fully Vested.

                (iii) The Administrator shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute it, less, to the extent permitted by law, a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Accounts.

                (iv) Such distributions shall be made in the manner prescribed by Section 12.1(a), assuming for such purpose that each person entitled to a distribution under the Plan is a Participant who has had a Separation from the Service due to resignation or discharge on the date of termination.

        b. The Board shall have the right at any time to discontinue contributions to the Plan completely as to the Company or as to any division, facility or other operational unit thereof. Failure of the Company to make one or more substantial contributions to the Plan for any period of three consecutive Plan Years in each of which the Company realized substantial current earnings, as shown on its financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year. In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all Matching Accounts and Discretionary Contributions Accounts shall thereupon become fully Vested.

        Section 15.2 - Amendment of Plan

        As limited in Section 15.3 of the Plan and the Trust Agreement, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by the Board or a duly authorized committee of the Board; provided, however, that no amendment shall decrease the Vested percentage any Participant has in his Accounts or his accrued benefit.

        Section 15.3 - Retroactive Effect of Plan Amendment

        a. No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the Vested percentage of a Participant whose Separation from the Service preceded the date such amendment became effective unless and until he again becomes a Participant and additional contributions are allocated to him.

        b. No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for purposes of Plan participation, vesting or any other Plan purpose with respect to his participation or employment before the date such amendment became effective.

        c. Except as provided in subsections (a) and (b), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

        Section 15.4 - Consolidation or Merger; Adoption of Plan by Other Companies

        a. In the event of the consolidation or merger of the Company with or into any other business entity, or the sale by the Company or its owner of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietor and, if deemed appropriate, by executing a proper supplemental agreement to the Trust Agreement with the Trustee. If, within 90 days from the effective date of such consolidation, merger or sale of assets, such new corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 15.1.

        b. The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his corresponding Accounts under this Plan had the Plan been terminated immediately before the merger, consolidation or transfer.

        c. Any Company Affiliate may, with the approval of the Board, adopt the Plan as a whole company or as to any one or more divisions effective as of the first day of any Plan Year by resolution of its own board of directors or agreement of its partners. Such Company Affiliate shall give written notice of such adoption to the Administrator and to the Trustee by its duly authorized officers.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

        Section 16.1 - Identification of Fiduciaries

        a. The Administrator (with respect to control and management of Plan assets and in general) and the Trustee shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation.

        b. Such named fiduciaries and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be a fiduciary and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

        Section 16.2 - Allocation of Fiduciary Responsibilities

        a. Fiduciary responsibilities under the Plan are allocated as follows:

                (i) The sole power and discretion to manage and control the Plan's assets including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed in accordance with the Trust Agreement with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

                (ii) The sole duties, responsibilities and powers allocated to the Board shall be those expressly retained under Sections 15.1, 15.2 and 15.3.

                (iii) The sole duties, responsibilities and powers allocated to the Company shall be those expressly retained under the Plan or the Trust Agreement.

                (iv) All fiduciary responsibilities not allocated to the Trustee, the Board, the Company or any investment manager are hereby allocated to the Administrator, subject to delegation in accordance with
        Section 14.1(a)(viii).

        b. Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan's assets) may be reallocated among those fiduciaries identified as named fiduciaries in Section 16.1 by amending the Plan in the manner prescribed in
Section 15.2, followed by such fiduciaries' acceptance of, or operation under, such amended Plan.

        Section 16.3 - Limitation on Rights of Employees

        The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee at any time, without notice and with or without cause. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available therefor in the hands of the Trustee. The doctrine of substantial performance shall have no application to Employees or Participants. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

        Section 16.4 - Limitation on Annual Additions; Treatment of Otherwise Excessive Allocations

        a. In any Plan Year (which shall be the Plan's "limitation year" within the meaning of Treas. Reg. Section 1.415-2(b)), the Annual Addition of a Participant shall not exceed the least of

                (i) 25% of such Participant's Statutory Compensation for such Plan Year,

                (ii) $30,000, as adjusted under Code Section 415(d).

        b. If the Annual Addition of a Participant would exceed the limits of subsection (a) as a result of an allocation of forfeitures, a reasonable error in estimating a Participant's Statutory Compensation or under other limited facts and circumstances found justifiable by the Commissioner of Internal Revenue, it shall be reduced until it comes within such limits. Such reduction shall be accomplished by debiting the necessary amount from

                (i) his allocation of Company contributions for such Plan Year to his Matching Account and his Discretionary Contributions Account, and

                (ii) his allocation of Company contributions for such Plan Year to his Three Percent Contributions Account, and

                (iii) his allocation of Company contributions for such Plan Year to his Deferred Compensation Account,

in such order. To the extent allowed by Section 403 of ERISA, such amounts shall be returned to the Company and recontributed for the applicable Account of the Participant in the first Plan

Year in which allowed under subsection (a), or otherwise held in suspense hereunder and applied to the applicable Account of the Participant in the first Plan Year in which allowed under subsection (a). The balance, if any, of such reduction shall be allocated to the Matching Accounts and Discretionary Contributions Accounts of persons who are Active Participants at the end of the Plan Year in proportion to their Compensation received while Active Participants in such Plan Year. If any Participant's Annual Addition would, due to such special allocation, exceed the limit of subsection (a), the excess shall be reallocated by a second special allocation, and so on as necessary to allocate such amounts within the limits of subsection (a). Any amounts which cannot be so allocated because of the limitations of subsection (a), shall be held in suspense and shall be allocated and reallocated in succeeding Plan Years, in the order of time, prior to the allocation of any Company or personal contributions.

        c. In the event the Plan is terminated while excess amounts are then held in suspense under subsection (b), such excess amounts shall be allocated and reallocated as provided in subsection (b), as of the day before the date of the termination as if such day were the last day of such Plan Year. Any amounts which cannot then be so allocated because of the limits of subsection (a) shall revert to the Company, as provided in the Trust Agreement.

        Section 16.5 - Voting Rights

        Except as otherwise required by ERISA, the Code and regulations promulgated thereunder, all voting rights on shares of Company Stock in the Company Stock Fund held by the Trust shall be exercised by the Trustee in accordance with instructions from the Participants or Beneficiaries acting in their capacities as named fiduciaries with respect to the shares of Company Stock allocated to their Accounts (or attributable to the interests of their Accounts in the Company Stock Fund), or the Committee, in accordance with the following provisions of this Section:

                (i) All voting rights on shares of Company Stock in the Company Stock Fund held by the Trust shall be exercised by the Trustee only as directed by the Participants or Beneficiaries acting in their capacities as named fiduciaries with respect to shares of Company Stock allocated to their Accounts (or attributable to the interests of their Accounts in the Company Stock Fund) in accordance with the following provisions of subsections (b) and (c) below. If interests in the Company Stock Fund are not denominated in shares of Company Stock, the number of the shares of Company Stock held in the Company Stock Fund that represents the proportionate interest of a Participant's or Beneficiary's Accounts in the Company Stock Fund shall be attributed to such Participant's or Beneficiary's Accounts for purposes of this Section.

                (ii) As soon as practicable before each annual or special shareholders' meeting of the Company at which shares of Company Stock in the Company Stock Fund are entitled to vote, the Trustee shall furnish to each Participant (and each Beneficiary of a deceased Participant) a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares of Company Stock allocated (or attributable) to such Participant's or Beneficiary's Accounts (including fractional shares to 1/1000th of a share) are to be voted. The

        Company shall cooperate with the Trustee to ensure that Participants and Beneficiaries receive the requisite information in a timely manner. The materials furnished to the Participants and Beneficiaries shall include a notice from the Trustee explaining each Participant's or Beneficiary's right to instruct the Trustee with respect to the voting of the shares of Company Stock allocated (or attributable) to the Participant's or Beneficiary's Accounts. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' and Beneficiaries' instructions) shall vote the shares as instructed. If voting instructions for shares of Company Stock allocated (or attributable) to the Accounts of any Participant or Beneficiary are not timely received by the Trustee for a particular shareholders' meeting, such shares shall not be voted in accordance with the instructions but shall be voted as provided in subsection (c) below. The instructions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other company, except as otherwise required by law.

                (iii) All shares of Company Stock allocated (or attributable) to the Accounts of Participants and Beneficiaries shall be voted only in accordance with the directions of such Participants and Beneficiaries as named fiduciaries as given to the Trustee. Each Participant shall be entitled to direct the voting shares of Company Stock (including fractional shares to 1/1000th of a share) allocated (or attributable) to his Accounts. With respect to shares of Company Stock allocated (or attributable) to the Accounts of a deceased Participant, such Participant's Beneficiary, as named fiduciary, shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant. If, however, voting instructions for shares of Company Stock allocated (or attributable) to the Participant's or Beneficiary's Accounts are not timely received by the Trustee for a particular shareholders' meeting, such shares shall be voted by the Trustee as directed by the Committee.

        Section 16.6 - Trustee Actions during Tender Offer

        In the event of any transaction involving an offer to purchase shares of Company Stock in the Company Stock Fund, with respect to which there has been filed with the Securities and Exchange Commission ("SEC") a Tender Offer Statement pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or an Issuer Tender Offer Statement pursuant to
Section 13(e)(1) of the Exchange Act (or any successor to either of them) or any other similar transaction (such transaction referred to herein as a "Tender Offer" and the date of filing with the SEC referred to herein as the "Filing Date"), PARAGRAPHS (a) THROUGH (i) shall apply.

                (i) The Company shall promptly, and at its own expense, engage the services of an Outside Independent Plan Administrator ("OIPA") experienced in administration of like plans. The OIPA shall, on a standby basis, perform those functions (and only those functions) which are set forth in paragraphs (b), (c) and (f) and which are necessary to preserve the strict confidentiality of (i) the instructions received from Participants (and Beneficiaries of deceased Participants) by the Trustee and (ii) any other information which would reveal whether or not shares of Company Stock allocated to the Accounts of individual Participants or Beneficiaries have or have not been tendered. If interests in the Company Stock Fund are not denominated in shares of Company Stock, the number of the shares of Company Stock held in the Company Stock Fund that represents the proportionate interest of a Participant's or Beneficiary's Accounts in the Company Stock Fund shall be attributed to such Participant's or Beneficiary's Accounts for purposes of this Section.

                (ii) The fiduciary with the power to make investment decisions shall direct the investment of the proceeds of the sale of any shares of Company Stock pursuant to the Tender Offer. These proceeds shall not be reinvested in Company Stock except as to Accounts of Participants and Beneficiaries who so elect, acting through the OIPA.

                (iii) (a) The Trustee shall seek confidential written instructions from each Participant or Beneficiary of a deceased Participant as to whether the shares of Company Stock allocated (or attributable) to the Participant's or Beneficiary's Accounts should be tendered pursuant to the Tender Offer.

                        (b) The Trustee shall distribute to each such
                Participant (or Beneficiary) copies of all relevant material filed with the SEC with respect to the Tender Offer. The filing party shall pay the reasonable expenses of the Trustee in connection therewith. The Trustee shall have the power to require that payment for such distributions of materials be made in advance.

                (iv) The identities of the Participants and Beneficiaries and the amount of Company Stock allocated (or attributable) to their Accounts, shall be determined from the list of Participants and Beneficiaries delivered to the Trustee by the Administrator or, if an OIPA has previously been appointed under this Section and if the Administrator does not have such information because of the confidentiality rules contained herein, by that OIPA. The Administrator or OIPA, as applicable, shall take all such reasonable steps as may be necessary to provide the Trustee with information which is as current as possible.

                (v) Each Participant or Beneficiary shall be entitled to instruct the Trustee, with respect to the shares of Company Stock allocated (or attributable) to his Accounts, either

                        (a) to tender all or some portion of such shares of
                Company Stock, or

                        (b) not to tender any shares of such Company Stock,

        and the Trustee shall follow such instructions.

                (vi) The Trustee shall make such follow-up efforts, through additional mailings, bulletins to be posted in areas where notices to Participants are normally posted by the Company and otherwise, as he finds to be reasonable under the time constraints and other circumstances at hand, to obtain instructions from Participants and Beneficiaries not otherwise responding to the Trustee's request for instructions. The shares of Company Stock allocated (or attributable) to the Accounts of any Participant or Beneficiary not responding to such request for instructions shall be tendered or not tendered in the manner directed by the Administrator.

                (vii) If some but less than all of the shares of the Company Stock allocated (or attributable) to Accounts is tendered and sold or exchanged by the Trustee, the OIPA shall thereafter perform all functions with respect to all Accounts as constituted on or after the Filing Date. Records and administration for all contributions after the Filing Date shall be maintained by the Administrator unless that duty has also been delegated to the OIPA.

                (viii) At such time as events (e.g., termination of the Plan or placement of all Plan assets in investments other than Company Stock) occur which obviate the need for the OIPA in order to preserve confidentiality, the services of the OIPA may be terminated.

                (ix) The Trustee's functions under this Section are and shall be solely custodial and ministerial. The Trustee shall have no powers or duties with respect to a Tender Offer except as expressly set forth herein and specifically shall have no power or duty

                        (a) to manage or to control the assets of the Plan in
                connection with any Tender Offer (except as provided in this Section),

                        (b) to evaluate any Tender Offer,

                        (c) to advise any Participant or Beneficiary as to the
                fairness or other features of a Tender Offer,

                        (d) to determine whether to tender or vote any shares of
                Company Stock held under the Plan, or

                        (e) to monitor or police the activities of the tendering
                entity or the Company in promoting or resisting any Tender Offer; provided, however, that if the Trustee becomes aware of any such activity which reasonably appears to the Trustee to be coercive or misleading in any material way to Participants, the Trustee shall promptly demand that the offending party take appropriate corrective action, and the Trustee shall, in the event of refusal or failure of such party to take such corrective action as the Trustee reasonably finds appropriate, communicate with Participants as to the matter;

        provided, however, that the Trustee shall have the power to discharge his duties under Title I of ERISA and to physically tender or vote the shares in the event of a Tender Offer.

        Section 16.7 - Qualified Military Service

        Notwithstanding any provision of the Plan to the contrary, benefits and service credits with respect to qualified military service shall be provided in accordance with Code Section 414(u).

        Section 16.8 - Governing Law

        The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator is located shall apply.

        Section 16.9 - Genders and Plurals

        Where the context so indicates, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

        Section 16.10 - Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

        Section 16.11 - References

        Unless the context clearly indicates to the contrary, a reference to a statute, regulation or document shall be construed as referring to any subsequently amended, enacted, adopted or executed statute, regulation or document.

        Section 16.12 - Use of Trust Funds

        Under no circumstances shall any contributions to the Trust or any part of the Trust Fund be recoverable by the Company from the Trustee or from any Participant or former Participant, his Beneficiaries or any other person, or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries; provided, however, that

                (i) upon termination of the Plan or complete discontinuance of contributions thereto, any unallocated Company contributions or forfeitures being held in suspense because of the limitations of Section 415 of the Internal Revenue Code shall revert to the Company;

                (ii) the contribution of the Company for any Plan Year is hereby conditioned upon its being deductible by the Company for its fiscal year in which such contribution was made and, to the extent disallowed as a deduction under Code Section 404, such contribution shall be returned by the Trustee to the Company within one year after the final disallowance of the deduction by the Internal Revenue Service or the courts; and

                (iii) contribution by the Company or a Participant by a mistake of fact shall be returned to the Company or to the Participant in question within one year after payment of the contribution was made.

                Executed at _____________, California this ____ day of ______________, 200_.

                                            PACIFICARE HEALTH SYSTEMS, INC.


                                            By
                                              ----------------------------------

                                            Title
                                                 -------------------------------

                                    EXHIBIT A

                          AMENDMENT AND RESTATEMENT TO

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                          List of Sponsoring Companies

                         Effective as of January 1, 2002

        This Exhibit A lists each Company that has adopted the Plan and that sponsored the Plan effective as of January 1, 2002.

        PacifiCare Health Systems, Inc.

             Antero Health Plans, Inc.
             FHP Reinsurance Limited
             Health Maintenance Life, Inc.
             PacifiCare Asia Pacific Insurance Brokers, Inc.
             PacifiCare Behavioral Health of California, Inc.
             PacifiCare Behavioral Health, Inc.
             PacifiCare Dental
             PacifiCare Dental of Colorado, Inc.
             PacifiCare e-Holdings, Inc.
             PacifiCare Health Insurance Company of Micronesia, Inc. PacifiCare Life and Health Insurance Company PacifiCare Life Assurance Company PacifiCare Life Insurance Company PacifiCare of Arizona, Inc. PacifiCare of California
             PacifiCare of Colorado, Inc.
             PacifiCare of Nevada, Inc.
             PacifiCare of Ohio, Inc.
             PacifiCare of Oklahoma, Inc.
             PacifiCare of Oregon, Inc.
             PacifiCare of Texas, Inc.
             PacifiCare of Washington, Inc.
             PacifiCare Ventures, Inc.
             Rx Connect Acquisition Corporation
             Rx Solutions, Inc.
             Secure Horizons USA, Inc.
             SeniorCo, Inc.

                                    EXHIBIT B

                          AMENDMENT AND RESTATEMENT TO

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                      Merger of The Health Plan of America

                        Employee Incentive Savings Plan

        This Exhibit B contains additional provisions of the Plan relating to the merger of The Health Plan of America Employee Incentive Savings Plan (the "HPA Plan") into the Plan, effective as of October 1, 1992. Specifically, the Exhibit B contains provisions relating to the HPA Accounts of Participants and former Participants in the Plan who were participants in the HPA Plan and who became Participants in the Plan effective as of October 1, 1992. (The HPA Accounts were previously referred to as the "Dormant Accounts.")

                                    ARTICLE I

                                   DEFINITIONS

        Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meaning specified below, or, if no definition is provided below, such terms shall have the meaning specified in Article 1 of the Plan.

Section B1.1 - HPA Accounts

        "HPA Accounts" of a Participant shall mean his HPA Elective Contribution Account, if any, his HPA Employer Contribution Account, if any, his HPA Rollover Account, if any, and his HPA Voluntary Contribution Account, if any, in the Trust Fund established in accordance with Sections B3.1, B3.2, B3.3 and B3.4, respectively.

Section B1.2 - HPA Elective Contribution Account

        "HPA Elective Contribution Account" of a Participant shall mean is individual account in the Trust Fund established in accordance with Section B3.l.

Section B1.3 - HPA Employer Contribution Account

        "HPA Employer Contribution Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section B3.2.

Section B1.4 - HPA Rollover Account

        "HPA Rollover Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section B3.3.

Section B1.5 - HPA Voluntary Contribution Account

        "HPA Voluntary Contribution Account" of a Participant shall mean his individual account in the Trust Fund established in accordance with Section B3.4.

Section B1.6 - Early Retirement

        "Early Retirement" of a Participant shall mean his Separation from the Service upon his Early Retirement Date.

Section B1.7 - Early Retirement Date

        "Early Retirement Date" of a Participant shall mean the first day of any month coinciding with or next following his fifty-fifth birthday and his completion of five Years of Vesting Service; provided, however, that, for purposes of this Section, a Participant's Years of Vesting Service shall include such Participant's years of "Service" (as defined under the HPA Plan), determined as of September 30, 1992.

Section B1.8 - Election Period

        a. "Election Period" means:

                (i) in the case of an election under Section B6.3(d) to waive the Joint and Survivor Annuity, the period beginning 90 days before the Participant's Early, Normal or Disability Retirement Date, whichever may apply, and ending on the later of

                (ii) the Participant's Early, Normal or Disability Retirement Date, whichever may apply, or

                (iii) the sixtieth day after the mailing or personal delivery to him of information he has requested under Section B6.3(b)(ii).

        b. in the case of an election under Section B7.1(b)(ii) to waive the qualified preretirement survivor annuity,

                (i) by a former Participant who has had a Separation from the Service, the period which begins on the date of his Separation from the Service and ends on the date of his death, or

                (ii) otherwise, the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of his death.

        (c) in the case of an election under Section B8.1(d) to waive the Joint and Survivor Annuity, the period beginning on the date of his Separation from the Service and ending on the latest of

                (i) the date 90 days thereafter,

                (ii) the date 90 days before payments in the form of a Joint and Survivor Annuity commence, or

                (iii) the sixtieth day after the mailing or personal delivery to him of information he has requested under Section B8.1(b)(ii).

Section B1.9 - Group Annuity Contract

        "Group Annuity Contract" shall mean Aetna Life Insurance Company Group Annuity Contract DC-13949, as in effect on October 1, 1992, a copy of which is attached as Appendix 1 to this Exhibit B.

Section B1.10 - HPA Plan Participant

        "HPA Plan Participant" shall mean a Participant or former Participant in the Plan who was a participant in the HPA Plan and who became a Participant in the Plan effective as of October 1, 1992.

Section B1.11 - Joint and Survivor Annuity

        "Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of his or her Surviving Spouse which is not less than one half of, nor greater than, the amount of the annuity which is payable during the joint lives of the Participant and his or her Surviving Spouse, and which is the actuarial equivalent of an annuity for the life of the Participant. Unless a Participant elects otherwise, the Participant's Joint and Survivor Annuity shall provide for a survivor benefit equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and his or her Surviving Spouse.

                                   ARTICLE II

                                   WITHDRAWALS

Section B2.1 - Hardship Withdrawals from HPA Elective Contribution Accounts

        A Participant may make a withdrawal in cash from his HPA Elective Contribution Account on account of Hardship, subject to the following requirements:

        (a) A Participant's aggregate Hardship withdrawals shall not exceed the lesser of

                (i) the lesser of

                        (a) the amount by which

                                (1) the aggregate principal amount of his HPA
                        Elective Contribution Account, if any, together with income allocable thereto credited as of December 31,
                        1988), exceeds

                                (2) the unpaid amount due on his outstanding
                        loan or loans, if any under subsection (c)(i) or subsection (d)(iv), and

                        (b) the amount which is necessary to satisfy the
                Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), or

        (ii) the amount which cannot be satisfied from other resources which are reasonably available to the Participant.

        b. Unless the Participant elects that the conditions of subsection (c) and (e) shall apply, the requirements of subsection (d) must be satisfied.

        c. The conditions of this subsection are:

                (i) the Participant shall obtain all distributions (other than Hardship distributions), and all nontaxable loans currently available under all plans maintained by the Company or any Company Affiliate;

                (ii) the Participant shall not be permitted to make further deferrals of Compensation under the Plan or any other plan (whether or not qualified) maintained by the Company or any Company Affiliate for 12 months thereafter; and

                (iii) the sum of the Participant's deferrals of Compensation under this Article (and other plans maintained by the Company or any Company Affiliate) in his taxable year in which the Hardship distribution is received and in his next taxable year shall not exceed $10,000 (as adjusted for increases in the cost of living as described in Code Section 402(g)(5)).

        d. To meet the requirements of this subsection the Participant must certify to the Administrator in writing that the financial need in question cannot be satisfied

                (i) through reimbursement or compensation by insurance or otherwise,

                (ii) by reasonable liquidation of the assets of himself or of those assets which he owns jointly or in common with his spouse, a minor child, or any other person (but not of property held for his spouse or child under an irrevocable trust or the Uniform Gifts to Minors Act),

                (iii) by cessation of deferrals of Compensation under this
        Article 3, and all other plans (whether or not qualified) of the Company and any Company Affiliate,

                (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or any Company Affiliate or by any other employer, or

                (v) by borrowing from commercial sources on reasonable commercial terms (in support of which certification the Administrator may require the Participant to submit written evidence of at least two applications for, and rejections of, loans from commercial sources), and the Administrator reasonably relies on such certification and has no actual knowledge to the contrary.

        e. The conditions of this subsection, if any, shall be those prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and/or other documents of general applicability, as an alternate method under which a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.

        f. A Participant whose Compensation deferrals have been suspended under subsection (c) nevertheless shall be included in determinations under Sections
1.16 and 1.17 of the Plan if he would otherwise be so included.

        g. Hardship withdrawals may not be made more frequently than at 12 month intervals.

        h. A Hardship withdrawal shall be made with Spousal Consent, if applicable.

Section B2.2 - Withdrawals from HPA Elective Contribution Accounts after age 59 1/2

        A Participant who has attained age 59 1/2 may make a lump sum withdrawal in cash from his HPA Elective Contribution Account from time to time, as permitted under the Rules of the Plan and with Spousal Consent, if applicable.

Section B2.3 - Withdrawals from Dormant Employer Contribution Accounts

        A Participant who has a Hardship may make a lump sum withdrawal in cash from his HPA Employer Contribution Account, as permitted under the Rules of the Plan and with Spousal Consent, if applicable.

Section B2.4 - Withdrawals from HPA Voluntary Contribution Accounts

        A Participant may make a lump sum withdrawal in cash from his HPA Voluntary Contribution Account, as permitted under the Rules of the Plan and with Spousal Consent, if applicable.

                                   ARTICLE III

                                  HPA ACCOUNTS

Section B3.1 - HPA Elective Contribution Account

        The Administrator shall maintain for each Participant or former Participant who is a HPA Plan Participant a HPA Employee Contribution Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Elective Contribution Account" under the HPA Plan to the Plan. No contributions shall be made under the Plan to a Participant's HPA Elective Contribution Account.

Section B3.2 - HPA Employer Contribution Account

        The Administrator shall maintain for each Participant or former Participant who is a HPA Plan Participant a HPA Employer Contribution Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Employer Contribution Account" under the HPA Plan to the Plan. No contributions shall be made under the Plan to a Participant's HPA Employer Contribution Account.

Section B3.3 - HPA Rollover Account

        The Administrator shall maintain for each Participant or former Participant who is a HPA Plan Participant a HPA Rollover Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Rollover Account" under the HPA Plan to the Plan. No contributions shall be made under the Plan to a Participant's HPA Rollover Account.

Section B3.4 - HPA Voluntary Contribution Account

        The Administrator shall maintain for each Participant or former Participant who is a HPA Plan Participant a HPA Voluntary Contribution Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Voluntary Contribution Account" under the HPA Plan to the Plan. No contribution shall be made under the Plan to a Participant's HPA Voluntary Contribution Account.

                                   ARTICLE IV

                             VESTING OF HPA ACCOUNTS

        Each Participant's interest in his HPA Accounts shall be fully Vested at all times.

                                    ARTICLE V

                            IN-SERVICE DISTRIBUTIONS

Section B5.1 - Mandatory In-Service Distributions

        A Participant who is a 5% owner (as defined in Code Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall receive or commence the receipt of the entire amount credited to his HPA Accounts in accordance with Section B6.3 on the April 1 following the end of the calendar year in which he attains age 70 1/2.

Section B5.2 - Voluntary In-Service Distributions

        A Participant may receive or commence the receipt of the entire amount credited to his HPA Accounts in accordance with Section B6.3 on the April 1 following the end of the calendar year in which he attains age 70 1/2, or such later date as such Participant shall elect.

                                   ARTICLE VI

                            BENEFITS UPON RETIREMENT

Section B6.1 - Normal or Disability Retirement

        Subject to the provisions of Section 10.1, a Participant shall retire upon his Normal or Disability Retirement Date.

Section B6.2 - Rights upon Early, Normal or Disability Retirement

        Upon a Participant's Early, Normal or Disability Retirement, he shall be entitled to receive the entire amount credited to his HPA Accounts in accordance with Section B6.3.

Section B6.3 - Distribution of HPA Accounts upon Retirement

        a. Subject to subsections (d) and (e), on a Participant's Early, Normal or Disability Retirement, the amount credited to his HPA Accounts shall be applied to purchase

                (i) if he is married, a Joint and Survivor Annuity, or

                (ii) if he is not married, a life annuity for his benefit.

Distribution of a Participant's HPA Accounts in the form of a Joint and Survivor Annuity shall require the Participant's consent if such distribution commences prior to his Normal Retirement Date.

        b. Not less than 30 days, and not more than 90 days, prior to his Early, Normal or Disability Retirement Date, whichever applies, each Participant who may be affected by this

Section shall be furnished, by mail or personal delivery (and consistent with such regulations as the Secretary may prescribe), with

                (i) a written explanation of the terms and conditions of the Joint and Survivor Annuity, including

                        (a) the right of the Participant to make, and the effect
                of, an election under subsection (d) to waive the Joint and Survivor Annuity,

                        (b) the relative financial effect on his HPA Accounts of
                an election under subsection (d),

                        (c) the right of the Participant's Spouse under
                subsection (d), and

                        (d) the right of the Participant under subsection (d) to
                revoke an election made under subsection (d) and the effect thereof, and

                (ii) a statement that the Administrator will furnish the Participant upon his first written request within 60 days after the mailing or personal delivery to him of the notice required under this subsection, a detailed statement as to the financial effect upon his HPA Accounts of making an election under subsection (d).

        c. Notwithstanding subsection (b), if the Participant, after having received the written explanation described in paragraph (b)(i), affirmatively elects a form of distribution under subsection (e) with Spousal Consent (if necessary), the distribution under subsection (e) may commence less than 30 days after the written explanation described in paragraph (b)(i) was provided to the Participant, provided the following requirements are met:

                (i) the Administrator provides information to the Participant clearly indicating that the Participant has the right to at least 30 days to consider whether to waive the automatic form of distribution under subsection (a) and consent to a form of distribution other than the automatic form of distribution,

                (ii) the Participant is permitted to revoke an affirmative distribution election at least until the date of commencement of the distribution, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation described in paragraph (b)(i) is provided to the Participant,

                (iii) the date of commencement of the distribution of the Participant's HPA Accounts is after the date the explanation described in paragraph (b)(i) is provided to the Participant, and

                (iv) the distribution of the Participant's HPA Accounts in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins after the explanation described in paragraph (b)(i) is provided to the Participant.

        d. The items furnished under subsection (b) shall be written in non-technical language with the financial effects referred to being given in terms of dollars per monthly payment. Such information shall be delivered personally to the Participant or mailed to him (first class mail, postage prepaid) within 30 days after receipt by the Administrator of such written request.

        e. Notwithstanding subsection (a), and subject to subsection (e), if a Participant described in subsection (a) elects during the applicable Election Period, with Spousal Consent, to waive such annuity in accordance with the Rules of the Plan, such Participant may elect to receive the amount credited to his HPA Accounts under one of the following options:

                (i) one lump sum payment in cash, or

                (ii) payment in any other form as was available under the Group Annuity Contract.

Any such election may be revoked or made again at any time during the applicable Election Period.

        f. Notwithstanding subsections (a) and (e), if the entire amount credited to a Participant's Accounts does not exceed $5,000, such Participant shall receive the amount credited to his HPA Accounts in cash in one lump sum in accordance with paragraph (e)(i).

        g. Distribution under subsection (a), (e) or (f) shall be made or commence not later than the earliest to occur of

                (i) 60 days after the end of the Plan Year in which such Early, Normal or Disability Retirement occurs, or

                (ii) if the Participant is not a 5% owner (as defined in Code
        Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the later of

                        (a) the April 1 following the calendar year in which he
                retires, or

                        (b) the April 1 following the calendar year in which he
                attains age 70 1/2,

                (iii) if the Participant is a 5% owner (as defined in Code
        Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the April 1 following the calendar year in which he attains age 70 1/2.

        h. At any time before a distribution under subsection (a) or (e) is made or commences, the Participant may elect in accordance with the Rules of the Plan to defer such distribution until such later date as he shall then or subsequently specify; provided, however,

                (i) such date shall be no later than the date referred to in subsection (g)(ii) or (g)(iii), and

                (ii) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection (g)(ii) or (g)(iii).

        i. The Participant shall specify a plan of distribution under which more than 50% of the amount of his HPA Accounts (as adjusted for gains or losses under Section 7.2) will be distributed to him within his life expectancy and in a manner which satisfies the incidental death benefit provisions (including the minimum distribution incidental benefit requirement) of Code Section 401(a)(9)(G), Treas. Reg. Section 1.401-1(b)(1) and Prop. Reg. Section 1.401(a)(9)-2 (or any successor thereto).

                                   ARTICLE VII

                               BENEFITS UPON DEATH

Section B7.1 - Distribution of HPA Accounts upon Death

        a. Subject to subsection (b), if a Participant or former Participant dies before any distribution of his HPA Accounts has been made or commenced under Section B6.3, B8.1 or B8.2 and was married on the date of his death, 50% of the amount credited to his HPA Accounts shall be applied to purchase a qualified preretirement survivor annuity for the life of his Surviving Spouse which shall commence on a date specified by the Spouse which is not later than the later of

                (i) the first anniversary of the Participant's death, or

                (ii) the date on which the Participant would have attained age 70 1/2,

and the remainder of such amount shall be paid, as described in Section B7.2, to the person or persons entitled thereto under subsection (d).

        b. Notwithstanding subsection (a),

                (i) if the amount credited to such Participant's Accounts does not equal more than $10,000 (and did not exceed such amount at the time of a prior withdrawal or distribution under the Plan),

                (ii) if such Participant when more than 35 years of age, or such former Participant elected to waive such qualified preretirement survivor annuity during the applicable Election Period in accordance with the Rules of Plan and Spousal Consent was obtained thereto, or

                (iii) if such Spouse, after the Participant's death, elects in accordance with the Rules of the Plan to waive the qualified preretirement survivor annuity to which such Spouse is otherwise entitled,

50% (or such lesser percentage as such Spouse may consent to or elect) of the amount credited to the Participant's HPA Accounts shall be paid to the Surviving Spouse in one lump sum, not later than the first anniversary of the Participant's death, and the remainder of such amount shall be paid, as described in Section B7.2, to the person or persons entitled thereto under subsection (d). Any election under paragraph (b) may be revoked or made again at any time during the applicable Election Period.

        c. (i) Upon the death of a Participant or former Participant who was not married on the date of his death, the amount credited to his HPA Accounts shall be paid, as described in Section B7.2, to the person or persons entitled thereto under subsection (d).

                (ii) Upon the death of a Participant or former Participant who has not yet received the entirety of the distribution of his HPA Accounts under Section B6.3(d) or B8.1(d), any remaining balance of his distribution of his HPA Accounts shall be paid, as described in Section B7.2, to the person or persons entitled thereto under subsection (d).

        d. Amounts payable under subsections (b) and (c) shall be paid to the person or persons of highest priority who survives the Participant by at least 30 days determined as follows:

                (i) First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.

                (ii) Second, to his then Surviving Spouse, if any.

                (iii) Third, to his then surviving heirs at law, if any, as determined in the reasonable judgment of the Administrator under the laws governing succession to personal property of the last jurisdiction in which the Participant was a resident.

                (iv) Fourth, to the Plan to be applied to reduce the Company contributions under Section 5.4 of the Plan.

        e. Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator's determination that no members of such class exist or the Administrator's failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.

Section B7.2 - Payments to Beneficiaries

        a. Subject to Section B7.1, each Participant or former Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his HPA Accounts to such Beneficiaries. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

        b. Amounts payable to any Beneficiary (or any other person entitled thereto under Section A7.1(d)) shall be paid in one lump sum not later than the first anniversary of the Participant's death.

        c. If payment has commenced prior to the Participant's death, payment of the Participant's Dormant Accounts shall be made in such a manner that the remaining interest is distributed at least as rapidly as under the method being used as of the date of the Participant's death.

Section B7.3 - Explanation of Qualified Preretirement Survivor Annuity

        The Administrator shall provide a written explanation of the qualified preretirement survivor annuity (as defined in Code Section 417(c)):

                (i) to a Participant who is a Participant on his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which his thirty-second birthday occurs;

                (ii) to a Participant who becomes a Participant after his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which he becomes a Participant; and

                (iii) to a former Participant who has a Separation from the Service prior to his thirty-second birthday, within one year of his Separation from the Service,

or such longer period as is allowed under Code Section 417(a)(3).

                                  ARTICLE VIII

                     BENEFITS UPON RESIGNATION OR DISCHARGE

Section B8.1 - Distributions on Resignation or Discharge

        a. Subject to subsection (d) and Section B8.2(e), if a Participant's Separation from the Service is due to resignation or discharge, the amount credited to his HPA Accounts shall be applied to purchase

                (i) if he is married, a Joint and Survivor Annuity, or

                (ii) if he is not married, a life annuity for his benefit,

commencing, in either case, on a date not earlier than the Participant's fifty-fifth birthday, and not later than the April 1 following the calendar year of his attainment of age 70 1/2, as the Participant (and his Spouse, if any) shall specify in accordance with Rules of the Plan.

        b. Not less than 30 days, and not more than 90 days, prior to the later of his fifty-fifth birthday or the date he begins participation in the Plan, each Participant who may be affected by this Section shall be furnished, by mail or personal delivery (and consistent with such regulations as the actuary may prescribe), with

                (i) a written explanation of the terms and conditions of the Joint and Survivor Annuity, including

                        (a) the right of the Participant to make, and the effect
                of, an election under subsection (d) to waive the Joint and Survivor Annuity,

                        (b) the relative financial effect on his HPA Accounts of
                an election under subsection (d),

                        (c) the right of the Participant's Spouse under
                subsection (d), and

                        (d) the right of the Participant under subsection (d) to
                revoke an election made under subsection (d) and the effect thereof, and

                (ii) a statement that the Administrator will furnish the Participant upon his first written request within 60 days after the mailing or personal delivery to him of the notice required under this subsection, a detailed statement as to the financial effect upon his HPA Accounts of making an election under subsection (d).

        c. Notwithstanding subsection (b), if the Participant, after having received the written explanation described in paragraph (b)(i), affirmatively elects a form of distribution under subsection (e) with Spousal Consent (if necessary), the distribution under subsection (e) may commence less than 30 days after the written explanation described in paragraph (b)(i) was provided to the Participant, provided the following requirements are met:

                (i) the Administrator provides information to the Participant clearly indicating that the Participant has the right to at least 30 days to consider whether to waive the automatic form of distribution under subsection (a) and consent to a form of distribution other than the automatic form of distribution,

                (ii) the Participant is permitted to revoke an affirmative distribution election at least until the date of commencement of the distribution, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation described in paragraph (b)(i) is provided to the Participant,

                (iii) the date of commencement of the distribution of the Participant's HPA Accounts is after the date the explanation described in paragraph (b)(i) is provided to the Participant, and

                (iv) the distribution of the Participant's HPA Accounts in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins after the explanation described in paragraph (b)(i) is provided to the Participant.

        d. The items furnished under subsection (b) shall be written in non-technical language, with the financial effects referred to being given in terms of dollars per monthly payment. Such information shall be delivered personally to the Participant or mailed to him (first class mail, postage prepaid) within 30 days after receipt by the Administrator of such written request.

        e. Notwithstanding subsection (a), and subject to Section B8.2, if a Participant described in subsection (a) elects during the applicable Election Period, with Spousal Consent, to waive such annuity in accordance with the Rules of the Plan, such Participant may elect to receive the amount credited to his HPA Accounts under one of the following options:

                (i) one lump sum payment in cash, or

                (ii) payment in any other form as was available under the Group Annuity Contract.

Such amount shall be payable on a date which he shall elect in writing in accordance with Code Section 411(a)(11), but not later than the April 1 following the calendar year of his attainment of age 70 1/2. Any such election may be revoked or made again at any time during the applicable Election Period.

Section B8.2 - Certain Lump Sum Distributions

        Notwithstanding Sections B8.1(a) and (e), of the amount credited to a Participant's Accounts does not exceed $5,000, such Participant shall receive the amount credited to his HPA Accounts in cash in one lump sum as soon as practicable, but not later than the earlier of

                (i) six months after the end of the Plan Year in which such Separation from the Service occurs or

                (ii) 60 days after the end of the Plan Year in which his Normal Retirement Date occurs.

                                    EXHIBIT C

                          AMENDMENT AND RESTATEMENT OF

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                    Special Service Crediting and Eligibility
                         Provisions Relating to Certain
                      Former Employees of Freedom Plan Inc.

        This Exhibit B contains additional provisions of the Plan relating to former employees of Freedom Plan Inc. who became employees of PacifiCare of California, Inc. on October 1, 1993.

Section C1.1 - Hours of Service

        The "Hours of Service" of an Employee who is a former employee of Freedom Plan Inc. and who became an employee of PacifiCare of California, Inc. on October 1, 1993 shall include the Hours of Service that would have been credited to such Employee prior to October 1, 1993, determined as if Freedom Plan Inc. were a Company Affiliate during such period. The "Hours of Service" of an Employee credited under this Section shall be determined by the Administrator from reasonably accessible records (including such records as are provided by Freedom Plan Inc.) by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.

Section C1.2 - Service

        The "Service" of an Employee who is a former employee of Freedom Plan Inc. and who became an employee of PacifiCare of California, Inc. on October 1, 1993 shall include the days of Service that would have been credited to such Employee prior to October 1, 1993, determined as if Freedom Plan Inc. were a Company Affiliate during such period. The days of "Service" of an Employee credited under the prior sentence shall be determined by the Administrator of the Plan from reasonably accessible records (including such records as are provided by Freedom Plan Inc.) by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.

Section C1.3 - Eligibility

        Any Employee who is a former employee of Freedom Plan Inc. and who became an employee of PacifiCare of California on October 1, 1993 shall become a Participant on the day on which such Employee satisfies the requirements of paragraphs 2.1(b)(i), (ii), (iii) and (iv).

                                    EXHIBIT D

                            AMENDMENT AND RESTATEMENT

                                       OF

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                     Transfer of Assets and Liabilities from
                       The FHP Money Purchase Pension Plan

        This Exhibit D contains additional provisions of the Plan relating to the transfer of assets and liabilities from The FHP Money Purchase Pension Plan (the "FHP Pension Plan") to the Plan effective as of the Pension Transfer Date (as defined below). Specifically, this Exhibit D contains provisions relating to the service credited to Participants in the Plan who were participants in the FHP Pension Plan and whose accounts in the FHP Pension Plan were transferred to the Plan, and provisions relating to the vesting and distribution of the FHP Pension Plan Accounts (as defined below) of such Participants and their Beneficiaries.

        FHP International Corporation and certain employers affiliated or previously affiliated with FHP International Corporation maintain the FHP Pension Plan. The Plan was terminated effective as of December 31, 1997. The FHP Pension Plan was amended to provide for distributions upon termination of the Plan. The FHP Pension Plan provides that if the "Committee" (as defined in the FHP Pension Plan) is unable to locate a participant or beneficiary who is entitled to payment upon the termination of the FHP Pension Plan on or before March 31, 1998, the accounts of such participant or beneficiary under the FHP Pension Plan shall be transferred to the Plan effective as of such "Valuation Date" (as defined in the FHP Pension Plan) as the "Committee" shall determine (the "Pension Transfer Date"). The transfer of assets and liabilities from the FHP Pension Plan to the Plan shall satisfy the requirements of Sections 401(a)(12) and 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and
Section 208 of ERISA.

        The amounts credited to the accounts under the FHP Pension Plan of a Participant or Beneficiary as of the Pension Transfer Date shall be credited to such Participant's or Beneficiary's FHP Pension Plan Accounts in the Plan as follows. The amount credited to a Participant's or Beneficiary's "Employer Contribution Account" under the FHP Pension Plan shall be credited to such Participant's FHP Pension Employer Contribution Account established in accordance with Section D3.2. The amount credited to a Participant's "Employee After-Tax Contribution Account" under the FHP Pension Plan shall be credited to such Participant's FHP Pension After-Tax Contribution Account established in accordance with Section D3.1. Such amounts shall be credited to such Accounts effective as of the Pension Transfer Date.

        This Exhibit D contains provisions relating to the FHP Pension Plan Accounts that are intended to satisfy the minimum vesting provisions of Section 411 of the Code and the Treasury

Regulations thereunder, including the provisions of Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4.

                                    ARTICLE I

                                   DEFINITIONS

        Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meanings specified below, or, if no definition is provided below, such terms shall have the meanings specified in Article 1 of the Plan.

Section D1.1  -  Annuity Starting Date

        "Annuity Starting Date" of a FHP Pension Plan Participant shall mean the first day of the first period for which such Participant's FHP Pension Plan Accounts are payable as an annuity, or the date with respect to which such Accounts are payable as a lump sum distribution, as the case may be.

Section D1.2  -  Election Period

        "Election Period" means:

                (i) In the case of an election under Section D5.1 or D5.2 to waive the Joint and Survivor Annuity, the period beginning 90 days before the Participant's Annuity Starting Date and ending on the latest of

                        (a) the Participant's Annuity Starting Date,

                        (b) the ninetieth day after the last mailing or personal
                delivery to him of the explanation described in Section D5.1(b)(i), or

                        (c) the sixtieth day after the mailing or personal
                delivery to him of the information he requested under Section D5.1(b)(ii).

                (ii) In the case of an election under Section D6.1 to waive the qualified preretirement survivor annuity,

                        (a) by a former FHP Pension Plan Participant who has had
                a Separation from the Service, the period which begins on the date of his Separation from the Service and ends on the date of his death, or

                        (b) otherwise, the period which begins on the first day
                of the Plan Year in which the FHP Pension Plan Participant attains age 35 and ends on the date of his death.

Section D1.3  -  FHP Pension After-Tax Contribution Account

        "FHP Pension After-Tax Contribution Account" of a FHP Pension Plan Participant shall mean his individual account in the Trust Fund established in accordance with Section D3.1.

Section D1.4  -  FHP Pension Employer Contribution Account

        "FHP Pension Employer Contribution Account" of a FHP Pension Plan Participant shall mean his individual account in the Trust Fund established in accordance with Section D3.2.

Section D1.5  -  FHP Pension Plan Accounts

        "FHP Pension Plan Accounts" of a FHP Pension Plan Participant shall mean his FHP Pension After-Tax Contribution Account, if any, and his FHP Pension Employer Contribution Account, if any, in the Trust Fund established in accordance with Sections D3.1 and D3.2, respectively.

Section D1.6  -  FHP Pension Plan Participant

        "FHP Pension Plan Participant" shall mean a Participant in the Plan who was a participant in the FHP Pension Plan and whose accounts under the FHP Pension Plan were transferred to the Plan effective as of the Pension Transfer Date.

Section D1.7  -  Joint and Survivor Annuity

        "Joint and Survivor Annuity" shall mean an annuity for the life of the FHP Pension Plan Participant with a survivor annuity for the life of his or her Surviving Spouse which is not less than one-half of, nor greater than, the amount of the annuity which is payable during the joint lives of the Participant and his or her Surviving Spouse. Unless a Participant elects otherwise, the Participant's Joint and Survivor Annuity shall provide for a survivor benefit equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and his or her Surviving Spouse.

                                   ARTICLE II

                                 SERVICE CREDIT

Section D2.1  -  Hours of Service Prior to the Pension Transfer Date

        The "Hours of Service" of a FHP Pension Plan Participant shall include any "Hours of Service" (as defined in the FHP Pension Plan) credited to such Participant as of the Pension Transfer Date, determined under the terms of the FHP Pension Plan in effect immediately prior to the Pension Transfer Date, that would not otherwise constitute "Hours of Service" under Section 1.29 of the Plan.

Section D2.2  -  Service Prior to the Pension Transfer Date

        The "Service" of a FHP Pension Plan Participant shall include any period or periods of "Service" (as defined in the FHP Pension Plan) credited to such Participant as of the Pension Transfer Date, determined under the terms of the FHP Pension Plan in effect immediately prior to the Pension Transfer Date, that would not otherwise constitute "Service" in accordance with Section 1.43 of the Plan.

                                   ARTICLE III

                            FHP PENSION PLAN ACCOUNTS

Section D3.1  -  FHP Pension After-Tax Contribution Account

        The Administrator shall maintain for each FHP Pension Plan Participant a FHP Pension After-Tax Contribution Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Employer Contribution Account" under the FHP Pension Plan to the Plan effective as of the Pension Transfer Date. No contribution shall be made under the Plan to a Participant's FHP Pension After-Tax Contribution Account. A Participant's FHP Pension After-Tax Contribution Account shall be debited amounts withdrawn or distributed under this Exhibit D, and shall be debited or credited with the amounts determined under Section 7.2 of the Plan.

Section D3.2  -  FHP Pension Employer Contribution Account

        The Administrator shall maintain for each FHP Pension Plan Participant a FHP Pension Employer Contribution Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Employer Contribution Account" under the FHP Pension Plan to the Plan effective as of the Pension Transfer Date. No contribution shall be made under the Plan to a Participant's FHP Pension Employer Contribution Account. A Participant's FHP Pension Employer Contribution Account shall be debited amounts withdrawn or distributed under this Exhibit D, and shall be debited or credited with the amounts determined under Section 7.2 of the Plan.

                                   ARTICLE IV

                      VESTING OF FHP PENSION PLAN ACCOUNTS

        Each FHP Pension Plan Participant's interest in his FHP Pension After-Tax Contributions Account and his FHP Pension Employer Contribution Account shall be fully Vested at all times.

                                    ARTICLE V

                             BENEFITS PRIOR TO DEATH

Section D5.1  -  Distribution of FHP Pension Plan Accounts

        a. Subject to subsections (d) and (e), the amount credited to a FHP Pension Plan Participant's FHP Pension Plan Accounts shall be applied to purchase

                (i) if he is married, a Joint and Survivor Annuity, or

                (ii) if he is not married, a life annuity for his benefit.

The distribution of a FHP Pension Plan Participant's FHP Pension Plan Accounts in the form of a Joint and Survivor Annuity shall require the Participant's consent if such distribution commences prior to his Normal Retirement Date.

        b. Not less than 30 days, and not more than 90 days, prior to his Annuity Starting Date, each FHP Pension Plan Participant who may be affected by this Section shall be furnished, by mail or personal delivery (and consistent with such regulations as the Secretary may prescribe), with

                (i) a written explanation of the terms and conditions of the Joint and Survivor Annuity, including

                        (a) the right of the Participant to make, and the effect
                of, an election under subsection (e) to waive the Joint and Survivor Annuity,

                        (b) the relative financial effect on his FHP Pension
                Plan Accounts of an election under subsection (e),

                        (c) the right of the Participant's Spouse under
                subsection (e), and

                        (d) the right of the Participant under subsection (e) to
                revoke an election made under subsection (e) and the effect thereof, and

                (ii) a statement that the Administrator will furnish the Participant upon his first written request within 60 days after the mailing or personal delivery to him of the notice required under this subsection, a detailed statement as to the financial effect upon his FHP Pension Plan Accounts of making an election under subsection (e).

        c. Notwithstanding subsection (b), if the Participant, after having received the written explanation described in paragraph (b)(i), affirmatively elects a form of distribution under subsection (e) with Spousal Consent (if necessary), the distribution under subsection (e) may commence less than 30 days after the written explanation described in paragraph (b)(i) was provided to the Participant, provided the following requirements are met:

                (i) the Administrator provides information to the Participant clearly indicating that the Participant has the right to at least 30 days to consider whether to waive the automatic form of distribution under subsection (a) and consent to a form of distribution other than the automatic form of distribution,

                (ii) the Participant is permitted to revoke an affirmative distribution election at least until the date of commencement of the distribution, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation described in paragraph (b)(i) is provided to the Participant,

                (iii) the date of commencement of the distribution of the Participant's FHP Pension Plan Accounts is after the date the explanation described in paragraph (b)(i) is provided to the Participant, and

                (iv) the distribution of the Participant's FHP Pension Plan Accounts in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins after the explanation described in paragraph (b)(i) is provided to the Participant.

        d. The items furnished under subsection (b) shall be written in non-technical language with the financial effects referred to being given in terms of dollars per monthly payment. Such information shall be delivered personally to the Participant or mailed to him (first class mail, postage prepaid) within 30 days after receipt by the Administrator of such written request.

        e. Notwithstanding subsection (a), and subject to subsection (f), if a Participant described in subsection (a) elects during the applicable Election Period, with Spousal Consent, to waive such annuity in accordance with the Rules of the Plan, such Participant may elect to receive the amount credited to his FHP Pension Plan Accounts under one of the following options:

                (i) one lump sum payment in cash, or

                (ii) payment of such amount directly from the Trust Fund (as suggested for gains and losses) in uniform annual or more frequent installments in cash of at least $100 (as to which the Participant (or his Spouse, if applicable)) may elect whether the recalculation rule of Code Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments, to such Participant over a period not longer than the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or, if he is not married or has designated a Beneficiary other than his Spouse in accordance with Section D6.2, over a period not longer than the lesser of the joint and last survivor expectancy of him and his Beneficiary, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or the period determined under Prop. Reg. Section 1.401(a)(9)-2 A-4, which satisfies the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

Any such election may be revoked or made again at any time during the applicable Election Period.

        f. Notwithstanding subsections (a) and (e), if the entire amount credited to a Participant's Accounts does not exceed $5,000 , such Participant shall receive the amount credited to his FHP Pension Plan Accounts in one lump sum in cash in accordance with paragraph (e)(i).

        g. Distribution under subsection (a), (e) or (f) shall be made or commence not later than the earliest to occur of

                (i) 60 days after the end of the Plan Year in which such Normal or Disability Retirement occurs, or

                (ii) if the Participant is not a 5% owner (as defined in Code
        Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the later of

                        (a) the April 1 following the calendar year in which he
                retires, or

                        (b) the April 1 following the calendar year in which he
                attains age 70 1/2,

                (iii) if the Participant is a 5% owner (as defined in Code
        Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the April 1 following the calendar year in which he attains age 70 1/2.

        h. At any time before a distribution under subsection (a) or (e) is made or commences, the Participant may elect in accordance with the Rules of the Plan to defer such distribution until such later date as he shall then or subsequently specify; provided, however,

                (i) such date shall be no later than the date referred to in subsection (g)(ii) or (g)(iii), and

                (ii) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection (g)(ii) or (g)(iii).

        i. The Participant shall specify a plan of distribution under which more than 50% of the amount of his Accounts (as adjusted for gains or losses under Section 7.2) will be distributed to him within his life expectancy and in a manner which satisfies the incidental death benefit provisions (including the minimum distribution incidental benefit requirement) of Code Section 401(a)(9)(G), Treas. Reg. Section 1.401-1(b)(1) and Prop. Reg. Section 1.401(a)(9)-2 (or any successor thereto).

Section D5.2  -  Withdrawals from FHP Pension After-Tax Contribution Accounts

        A FHP Pension Plan Participant may elect to make a lump sum withdrawal in cash from his FHP Pension After-Tax Contribution Account, as permitted under the Rules of the Plan. Any request for such a withdrawal shall be deemed to be a request for a withdrawal of the entire amount credited to such Participant's FHP Pension After-Tax Contribution Account, and shall be made with Spousal Consent (if necessary) in accordance with Section D5.1.

                                   ARTICLE VI

                               BENEFITS UPON DEATH

Section D6.1  -  Distribution of FHP Accounts upon Death

        a. Subject to subsection (b), if a FHP Pension Plan Participant dies before any distribution of his FHP Pension Plan Accounts has been made or commenced under Section D5.1 or D5.2 and was married on the date of his death, the amount credited to his FHP Pension Plan Accounts shall be applied to purchase a qualified preretirement survivor annuity for the life of his Surviving Spouse which shall commence on a date specified by the Spouse which is not later than the later of

                (i) the first anniversary of the Participant's death, or

                (ii) the date on which the Participant would have attained age 70 1/2.

        b. Notwithstanding subsection (a),

               (i) if such Participant or former Participant when more than 35 years of age, elected to waive such qualified preretirement survivor annuity during the applicable Election Period in accordance with the Rules of Plan and Spousal Consent was obtained thereto, or

                (ii) if such Spouse, after the Participant's death, elects in accordance with the Rules of the Plan to waive the qualified preretirement survivor annuity to which such Spouse is otherwise entitled, the percentage, as such Spouse may consent to or elect, of the amount credited to the Participant's FHP Pension Plan Accounts shall be paid to the Surviving Spouse in one lump sum in cash, not later than the first anniversary of the Participant's death, and the remainder of the amount credited to the Participant's FHP Pension Plan Accounts shall be paid, as described in Section D6.2, to the person or persons entitled thereto under subsection (d). Any election under paragraph (b) may be revoked or made again at any time during the applicable Election Period.

        c. (i) Upon the death of a Participant or former Participant who was not married on the date of his death, the amount credited to his FHP Pension Plan Accounts shall be paid, as described in Section D6.2, to the person or persons entitled thereto under subsection (d).

                (ii) Upon the death of a Participant or former Participant who has not yet received the entirety of the distribution of his FHP Pension Plan Accounts under Section D5.1(e)(ii), any remaining balance of his distribution of his FHP Pension Plan Accounts shall be paid, as described in Section D6.2, to the person or persons entitled thereto under subsection (d).

        d. Amounts payable under subsections (b) and (c) shall be paid to the person or persons of highest priority who survives the Participant by at least 30 days determined as follows:

                (i) First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.

                (ii) Second, to his then Surviving Spouse, if any.

                (iii) Third, to his then surviving heirs at law, if any, as determined in the reasonable judgment of the Administrator under the laws governing succession to personal property of the last jurisdiction in which the Participant was a resident.

                (iv) Fourth, to the Plan to be applied to reduce the Company contributions under Section 5.4.

        e. Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator's determination that no members of such class exist or the Administrator's failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.

Section D6.2  -  Payments to Beneficiaries

        a. Subject to Section D6.1, each FHP Pension Plan Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the amount credited to his FHP Pension Plan Accounts to such Beneficiaries.

        b. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

        c. Amounts payable to any Beneficiary (or any other person entitled thereto under Section D6.1(d)) shall be paid in one lump sum in cash not later than the first anniversary of the Participant's death.

Section D6.3  -  Explanation of Qualified Preretirement Survivor Annuity

        The Administrator shall provide a written explanation of the qualified preretirement survivor annuity (as defined in Code Section 417(c)):

                (i) to a FHP Pension Plan Participant who is a Participant on his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which his thirty-second birthday occurs;

                (ii) to a FHP Pension Plan Participant who becomes a Participant after his thirty-second birthday, within the three Plan Year period commencing with the Plan Year in which he becomes a Participant; and

                (iii) to a former FHP Pension Plan Participant who has a Separation from the Service prior to his thirty-second birthday, within one year of his Separation from the Service,

or such longer period as is allowed under Code Section 417(a)(3).

                                    EXHIBIT E

                            AMENDMENT AND RESTATEMENT

                                       OF

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                     Transfer of Assets and Liabilities from
          The FHP International Corporation Savings Plan Into the Plan

        This Exhibit E contains additional provisions of the Plan relating to the transfer of assets and liabilities from the FHP International Corporation 401(k) Savings Plan (the "FHP Savings Plan") into the Plan effective as of the Savings Transfer Date (as defined below). Specifically, this Exhibit E contains provisions relating to the service credited to Participants in the Plan who are participants in the FHP Savings Plan and whose accounts in the FHP Savings Plan are transferred to the Plan, and provisions relating to the investment, investing and distribution of the FHP Savings Plan Accounts (as defined below) of such Participants and their Beneficiaries.

        FHP International Corporation ("FHP") and certain employers affiliated or previously affiliated with FHP International Corporation maintain the FHP Savings Plan. FHP has agreed to transfer certain assets and liabilities of the FHP Savings Plan (the "FHP Assets") not attributable to Talbert Individuals (as defined in the Employee Benefits and Compensation Allocation Agreement, dated as of February 14, 1997, between FHP and MedPartners/Talbert Medical Management Corporation, formerly named Talbert Medical Management Holdings Corporation, as amended (the "Allocation Agreement") to the Plan effective April 1, 1999 or such later date as determined by the Company (the "Transfer Date"). The transfer of the FHP Assets from the FHP Savings Plan to the Plan shall satisfy the requirements of Sections 401(a)(12) and 414(l) of the Code, Treasury Regulation
Section 1.414(1)-1 and Section 208 of ERISA. Subsequent to the transfer of the FHP Assets into the Plan, MedPartners, Inc. shall assume sponsorship of the FHP Savings Plan.

        Effective upon the Savings Transfer Date, the amounts credited to the accounts of a Participant or Beneficiary in the FHP Savings Plan as of the Savings Transfer Date shall be credited to such Participant's or Beneficiary's Accounts in the Plan as follows. The amount credited to a Participant's or Beneficiary's "Pretax Deferral Account" under the FHP Savings Plan shall be credited to such Participant's or Beneficiary's Deferred Compensation Account established in accordance with Section 5.1. In the case of a Participant who completes an Hour of Service on or after January 1, 1999 and prior to the Savings Transfer Date, the amounts credited to such Participant's Employer Contributions Account," "New Employer Contributions Account" and "New Matching Contributions Account" under the FHP Savings Plan shall be credited to such Participant's Discretionary Contributions Account established in accordance with
Section 5.2. In the case a Participant who does not complete an Hour of Service on or after January 1, 1999 and prior to the Savings Transfer Date, or a Beneficiary, the amounts credited to such Participant's or Beneficiary's "Employer Contributions Account," "New Employer Contribution Account" and "New Matching Contributions Account" under the FHP Savings Plan shall be credited to such Participant's or Beneficiary's FHP Savings Employer Contributions

Account established in accordance with Section E.4.1. The amount credited to a Participant's or Beneficiary's "TakeCare Account" under the FHP Savings Plan shall be credited to such Participant's or Beneficiary's FHP Savings TakeCare Account established in accordance with Section E4.2. The amount credited to a Participant's or Beneficiary's "Rollover Account" under the FHP Savings Plan shall be credited to such Participant's or Beneficiary's Rollover Account established in accordance with Section 14.18.

        This Exhibit E shall be effective as of the Savings Transfer Date. This Exhibit E contains provisions relating to the FHP Savings Plan Accounts that are intended to satisfy the minimum vesting provisions of Section 411 of the Code and the Treasury Regulations thereunder, including the provisions of Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4.

                                    ARTICLE I

                                   DEFINITIONS

        Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meanings specified below, or, if no definition is provided below, such terms shall have the meanings specified in Article 1 of the Plan.

Section E1.1  -  FHP Savings Employer Contributions Account

        "FHP Savings Employer Contributions Account" of a FHP Savings Plan Participant shall mean his individual account in the Trust Fund established in accordance with Section E4.1.

Section E1.2  -  FHP Savings Plan Accounts

        "FHP Savings Plan Accounts" of a FHP Savings Plan Participant shall mean his FHP Savings Employer Contributions Account, if any, and his FHP Savings TakeCare Account, if any, in the Trust Fund established in accordance with
Article 4 of this Exhibit E.

Section E1.3  -  FHP Savings Plan Participant

        "FHP Savings Plan Participant" shall mean a Participant in the Plan who was a participant in the FHP Savings Plan and whose accounts under the FHP Savings Plan were transferred to the Plan effective as of the Savings Transfer Date.

Section E1.4  -  FHP Savings TakeCare Account

        "FHP Savings TakeCare Account" of a FHP Savings Plan Participant shall mean his individual account in the Trust Fund established in accordance with Section E4.2.

Section E1.5  -  Permanent and Total Disability

        "Permanent and Total Disability" of a FHP Savings Plan Participant means a physical or mental condition which renders such Participant unable to engage in any substantial gainful activity for the Company or any Company Affiliate by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued or indefinite duration. The Administrator shall determine, based on whatever competent medical evidence it requires, whether such a Participant is "Permanently and Totally Disabled."

Section E1.6  -  TakeCare Plan

        "TakeCare Plan" shall mean The TakeCare Savings and Retirement Plan, which was merged into the FHP Savings Plan, effective as of January 1, 1996.

                                   ARTICLE II

                                 SERVICE CREDIT

Section E2.1  -  Hours of Service Prior to the Savings Transfer Date

        The "Hours of Service" of a FHP Savings Plan Participant shall include any "Hours of Service" (as defined in the FHP Savings Plan) credited to such Participant as of the Savings Transfer Date, determined under the terms of the FHP Savings Plan in effect immediately prior to the Savings Transfer Date, that would not otherwise constitute "Hours of Service" under Section 1.29 of the Plan.

Section E2.2  -  Service Prior to the Savings Transfer Date

        The "Service" of a FHP Savings Plan Participant shall include any period or periods of "Service" (as defined in the FHP Savings Plan) credited to such Participant as of the Savings Transfer Date, determined under the terms of the FHP Savings Plan in effect immediately prior to the Savings Transfer Date, that would not otherwise constitute "Service" in accordance with Section 1.43 of the Plan.

Section E2.3 - Years of Vesting Service

        Notwithstanding Section 1.53 of the Plan, the "Years of Vesting Service" of a FHP Savings Plan Participant as of any date subsequent to the Savings Transfer Date shall not be less than the years of "Service" (as defined in the FHP Savings Plan) that would have been credited to such Participant as of such date, determined under the terms of the FHP Savings Plan in effect immediately prior to the Savings Transfer Date.

                                   ARTICLE III

                            HARDSHIP WITHDRAWALS FROM

                          FHP SAVINGS TAKECARE ACCOUNTS

        A FHP Savings Plan Participant may make a withdrawal in cash from his FHP Savings TakeCare Account on account of Hardship, subject to the following requirements:

        a. A Participant's aggregate Hardship Withdrawal shall not exceed the lesser of

                (i) the lesser of

                        (a) the amount by which

                                (1) the aggregate principal amount of his FHP
                        Savings TakeCare Account, if any, together with income allocable thereto credited as of December 31, 1988, exceeds

                                (2) the unpaid amount due on his outstanding
                        loan or loans, if any, under subsection (c)(i) and

                        (b) the amount which is necessary to satisfy the
                Hardship (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution), or

                (ii) the amount which cannot be satisfied from other resources which are reasonably available to the Participant.

        b. In order to make a Hardship withdrawal under this Section, the conditions of subsections (c) and (d) must be satisfied.

        c. The conditions of this subsection are:

                (i) the Participant shall obtain all distributions (other than Hardship distributions), and all nontaxable loans currently available under all plans maintained by the Company or any Company Affiliate;

                (ii) the Participant shall not be permitted to make further deferrals of Compensation under the Plan or any other Plan (whether or not qualified) maintained by the Company or any Company Affiliate for 12 months thereafter; and

                (iii) the sum of the Participant's deferrals of Compensation under Article 3 of the Plan (and other plans maintained by the Company or any Company Affiliate) in his taxable year in which the Hardship distribution is received and in his next taxable year shall not exceed $10,000 (as adjusted for increases in the cost of living as described in Code Section 402(g)(5)).

        d. The conditions of this subsection, if any, shall be those proscribed by the Commissioner of Internal Revenue through the publication of Revenue Rulings, Notices and/or other documents of general applicability, as an alternate method under which a Hardship Distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.

        e. Hardship Withdrawals may not be made more frequently than at 12 month intervals.


                                   ARTICLE IV

                            FHP SAVINGS PLAN ACCOUNTS

Section E4.1  -  FHP Savings Employer Contributions Account

        a. The Administrator shall maintain for each FHP Savings Plan Participant who does not complete an Hour of Service on or after January 1, 1999 and prior to the Savings Transfer Date a FHP Savings Employer Contributions Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "Employer Contribution Account," "New Employer Contribution Account" and "New Matching Contributions Account" under the FHP Savings Plan to the Plan effective as of the Savings Transfer Date. No contributions shall be made under the Plan to a Participant's FHP Savings Employer

Contributions Account. A Participant's FHP Savings Employer Contributions Account shall be debited amounts withdrawn or distributed under this Exhibit E, and shall be debited or credited with the amounts determined under Section 7.2 of the Plan.

        b. In the event that such a FHP Savings Plan Participant completes an Hour of Service on or after the Savings Transfer Date, the amount credited to his FHP Savings Employer Contributions Account shall be transferred to his Discretionary Contributions Account and the amount in his FHP Savings Employer Contributions Account shall be reduced to zero.

Section E4.2  -  FHP Savings TakeCare Account

        The Administrator shall maintain for each FHP Savings Plan Participant a FHP Savings TakeCare Account to which shall be credited the amount, determined by the Administrator, transferred from such Participant's "TakeCare Account" under the FHP Savings Plan to the Plan effective as of the Savings Transfer Date. No contributions shall be made under the Plan to a Participant's FHP Savings TakeCare Account. A Participant's FHP Savings TakeCare Account shall be debited amounts withdrawn or distributed under this Exhibit E, and shall be debited or credited with the amounts determined under Section 7.2 of the Plan.

                                    ARTICLE V

                               COMPANY STOCK FUND

Section E5.1  -  Company Stock Fund

        a. To the extent that a FHP Savings Plan Participant's accounts in the FHP Savings Plan were invested in the "PacifiCare Class A Common Stock Investment Fund" under the FHP Savings Plan as of June 24, 1999, such portion of such Participant's Accounts shall be invested in the Company Stock Fund as of June 24, 1999. A FHP Savings Plan Participant may retain the investment of such Participant's Accounts in the Company Stock Fund, may transfer all or a portion of the amount credited to the Company Stock Fund to the other Investment Funds available under the Plan in accordance with Article 6 of the Plan or may direct the investment of contributions allocated to such Participant's Accounts to the Company Stock Fund. In addition, a FHP Savings Plan Participant may transfer all or any portion of the amounts credited to other Investment Funds to the Company Stock Fund.

        b. The assets of the Company Stock Fund shall be valued in accordance with Article 7. The Administrator shall determine the manner in which the interests of the Accounts of FHP Savings Plan Participants and their Beneficiaries in the Company Stock Fund shall be denominated.

        c. In the event any rights, warrants or options are issued with respect to Company Stock in the Company Stock Fund, as directed by the Administrator

                (i) the Trustee may exercise such rights, warrants or options received on Company Stock in the Company Stock Fund to acquire whole and fractional shares of

        Company Stock to the extent of the amount of cash or cash equivalents in the Company Stock Fund, and

                (ii) any rights, warrants or options on Company Stock which are not exercised may, as directed by the Administrator, be sold by the Trustee.

Section E5.2  -  ERISA Section 404(c) Compliance

        In the event that the Administrator elects to administer the Plan and the procedures relating to the Investment Funds in accordance with 29 C.F.R.
Section 2550.404c-1, with respect to the Company Stock Fund it shall be administered in accordance with Section 6.5 of the Plan.

                                   ARTICLE VI

                      VESTING OF FHP SAVINGS PLAN ACCOUNTS

Section E6.1  -  Vesting of FHP Savings Plan Accounts

        a. Each FHP Savings Plan Participant's interest in his FHP Savings TakeCare Account shall be fully vested at all times.

        b. The interest of a FHP Savings Plan Participant in his FHP Savings Employer Contributions Account shall be fully Vested if such Participant's first "Hour of Service" (as defined in the FHP Savings Plan), determined under the terms of the FHP Savings Plan in effect immediately prior to the Savings Transfer Date, occurred before July 1, 1990.

        c. Except as provided in subsection (b) and Section E6.2, in the case of a FHP Savings Plan Participant, the Vested portion of such FHP Savings Plan Participant's FHP Savings Employer Contributions Account shall be the percentage of such Account shown on the following table:

                    Years of Vesting Service             Vested Percentage
                    ------------------------             -----------------
                           Less than 5                          0%

                           5 (or more)                         100%.

Section E6.2  -  Additional Vesting of Accounts

        The interest of a Participant in his FHP Savings Employer Contributions Account shall become fully Vested upon the earliest to occur of:

        (i) his death,

        (ii) his sixty-fifth birthday,

        (iii) the date he becomes Permanently and Totally Disabled,

        (iv) his Disability Retirement Date, or

        (v) the termination or discontinuance of the Plan under Section 15.1,

if he is then an effected employee or employed by a Company Affiliate.


                                   ARTICLE VII

                            IN-SERVICE DISTRIBUTIONS

Section E7.1  -  Mandatory In-Service Distributions

        A FHP Savings Plan Participant who is a 5% owner (as defined in Code
Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall receive or commence the receipt of the entire amount credited to his FHP Savings Plan Accounts in accordance with Section E8.2 on the April 1 following the end of the calendar year in which he attains age 70 1/2.

Section E7.2  -  Voluntary In-Service Distributions

        A FHP Savings Plan Participant may receive or commence the receipt of the entire amount credited to his FHP Savings Plan Accounts in accordance with Section E8.2 on the April 1 following the end of the calendar year in which he attains age 70 1/2, or such later date as such Participant shall elect.

                                  ARTICLE VIII

                            BENEFITS UPON RETIREMENT

Section E8.1  -  Rights upon Normal or Disability Retirement

        Upon a FHP Savings Plan Participant's Normal or Disability Retirement, he shall be entitled to receive the entire amount credited to his FHP Savings Plan Accounts in accordance with Section E8.2.

Section E8.2  -  Distribution of FHP Savings Plan Accounts

        a. If the entire amount credited to a FHP Savings Plan Participant's Accounts does not exceed $5,000, such Participant shall receive the amount credited to his FHP Savings Plan Accounts in one lump sum distribution in cash.

        b. If the entire amount credited to a FHP Savings Plan Participant's Accounts exceeds $5,000, such Participant may elect to receive the amount credited to his FHP Savings Employer Contributions Account, his FHP Savings Pretax Deferral Account and his FHP Savings Rollover Account in one lump sum distribution in cash.

        c. If the entire amount credited to a FHP Savings Plan Participant's Accounts exceeds $5,000, such Participant may elect to receive the amount credited to his FHP Savings TakeCare Account under one of the following options:

                                (i) Payment of such amount in one lump sum
                        distribution in cash.

                                (ii) Payment of such amount directly from the
                        Trust Fund (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (as to which the Participant (or his Spouse, if applicable) may elect whether the recalculation rule of Code Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or, if he is not married or has designated a Beneficiary other than his Spouse in accordance with Section E9.1, over a period not longer than the lesser of the joint and last survivor expectancy of him and his Beneficiary, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or the period determined under Prop. Reg. Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G),

                                (iii) Payment of a portion of such amount under
                        the option described in paragraph (i), and payment of the remaining portion of such amount under the option described in paragraph (ii);

provided, however, if such Participant fails to make such an election, his FHP Savings TakeCare Account shall be distributed as provided in paragraph (i). Notwithstanding a prior election by a Participant to receive installments as provided in paragraph (ii) or (iii), if the Administrator determines, after consultation with such Participant, that good cause has been shown, the Administrator may increase the amount of any or all of the remaining installments payable under such paragraph.

        d. At any time before distribution under subsection (b) or (c) is made or commences, the FHP Savings Plan Participant may elect to defer such distribution until such later date as he shall then or subsequently specify; provided, however,

                (i) such date shall be no later than the date referred to in subsection (e)(ii) or (e)(iii), and

                (i) if no such date is specified, such amount shall be distributed in one lump sum on the date specified in subsection (e)(ii) or (e)(iii).

        e. Distribution under subsection (a), (b) or (c) shall be made or commence not later than the earliest to occur of

                (i) 60 days after the end of the Plan Year in which such Normal Retirement or Disability Retirement occurs, or

                (ii) if the FHP Savings Plan Participant is not a 5% owner (as defined in Code Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the later of

                        (a) the April 1 following the calendar year in which he
                retires, or

                        (b) the April 1 following the calendar year in which he
                attains age 70 1/2,

                (iii) if the FHP Savings Plan Participant is a 5% owner (as defined in Code Section 416) of the Company or a Company Affiliate with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, the April 1 following the calendar year in which he attains age 70 1/2.

        f. The FHP Savings Plan Participant shall specify a plan of distribution under which more than 50% of the amount of his Accounts (as adjusted for gains or losses under Section 7.2) will be distributed to him within his life expectancy and in a manner which satisfies the incidental death benefit provisions (including the minimum distribution incidental benefit requirement) of Code Section 401(a)(9)(G), Treas. Reg. Section 1.401-1(b)(1) and Prop. Reg.
Section 1.401(a)(9)-2 (or any successor thereto).


                                   ARTICLE IX

                               BENEFITS UPON DEATH

Section E9.1  -  Designation of Beneficiary

        a. Each FHP Savings Plan Participant or former FHP Savings Plan Participant shall have the right to designate, revoke and redesignate Beneficiaries hereunder and to direct payment of the Vested amount credited to his FHP Savings Plan Accounts to such Beneficiaries.

        b. Designation, revocation and redesignation of Beneficiaries must be made in writing in accordance with the Rules of the Plan on a form provided by the Administrator and shall be effective upon delivery to the Administrator.

        c. A married FHP Savings Plan Participant may not designate any Beneficiary other than his Spouse without obtaining Spousal Consent thereto. Such consent shall only apply to the Beneficiary or Beneficiaries so designated.

        d. A FHP Savings Plan Participant's beneficiary designation in effect under the terms of the FHP Savings Plan immediately prior to the Savings Transfer Date shall apply for purposes of determining such FHP Savings Plan Participant's Beneficiary or Beneficiaries, until such designation is revoked in accordance with this Article 9 and the Rules of the Plan.

Section E9.2  -  Distribution on Death

        a. Upon the death of a FHP Savings Plan Participant or former FHP Savings Plan Participant, the Vested amount credited to his FHP Savings Plan Accounts (as determined under Section E6.1 and 6.2) shall be paid in one lump sum distribution in cash not later than the first anniversary of the FHP Savings Plan Participant's death to his then Surviving Spouse, if any, except to the extent, if any, to which such Surviving Spouse has consented under Section E9.1 to the designation of other Beneficiaries, and otherwise to the person or persons of highest priority who survive him by at least 30 days determined as follows:

                (i) First, to his then surviving highest priority Beneficiary or Beneficiaries, if any.

                (ii) Second, to his then surviving heirs at law, if any, as determined in the reasonable judgment of the Administrator under the laws governing succession to personal property of the last jurisdiction in which the FHP Savings Plan Participant was a resident.

                (iii) Third, to the Plan to be applied to reduce the Company's contributions under Section 4.1.

        b. Members of a class shall cease to be entitled to benefits upon the earlier of the Administrator's determination that no members of such class exist or the Administrator's failure to locate any members of such class, after making reasonable efforts to do so, within one year after the members of that class became entitled to benefits hereunder had members existed.

Section E9.3  -  Distributions to Beneficiaries under the FHP Savings Plan

        If the death of a participant or former participant in the FHP Savings Plan occurs before the Savings Transfer Date, and the accounts under the FHP Savings Plan of such participant or former participant are not distributed to such participant's beneficiary or beneficiaries under the FHP Savings Plan prior to the Savings Transfer Date, the amounts credited to such participant's accounts under the FHP Savings Plan as of the Savings Transfer Date shall be credited to the FHP Savings Plan Accounts in the Plan of such participant's beneficiary or beneficiaries designated under the FHP Savings Plan. The vested amount credited to the FHP Savings Plan Accounts of each such beneficiary shall be paid in one lump sum distribution in cash not later than the first anniversary of the participant's death in accordance with the FHP Savings Plan.

                                    ARTICLE X

                     BENEFITS UPON RESIGNATION OR DISCHARGE

Section E10.1  -  Distributions on Resignation or Discharge

        A FHP Savings Plan Participant who has a Separation from the Service due to resignation or discharge shall receive,

                (i) if the Vested amount credited to his Accounts does not exceed $5,000, the Vested amount credited to his FHP Savings Plan Accounts in one lump sum distribution in cash not later than six months after the end of the Plan Year in which such Separation from the Service occurs, or, if earlier, within 60 days after the end of the Plan Year in which his sixty-fifth birthday occurs,

                (ii) if the Vested amount credited to his Accounts exceeds $5,000, the Vested amount credited to his FHP Savings Employer Contributions Account, his FHP Savings Pretax Deferral Account and his FHP Savings Rollover Account in one lump sum distribution in cash payable on such date as he shall at any time elect in writing in accordance with Code Section 411(a)(11) and the Rules of the Plan, but not earlier than the earliest date described in subsection (a) and not later than the April 1 following the calendar year of his attainment of age 70 1/2, or

                (iii) If the Vested amount credited to his Accounts exceeds $5,000, the Vested amount credit to his FHP Savings TakeCare Account under one of the following options:

                        (a) Payment of such amount in one lump sum distribution
                in cash.

                        (b) Payment of such amount directly from the Trust Fund
                (as adjusted for gains and losses), in uniform annual or more frequent installments of at least $100 (as to which the Participant (or his Spouse, if applicable) may elect whether the recalculation rule of Code Section 401(a)(9)(D) shall apply and provided, however, that the first installment may be larger than the remaining installments) to such Participant over a period not longer than the joint and last survivor expectancy of him and his Spouse, if any, reasonably determined from the expected return multiples prescribed in Treas. Reg. Section 1.72-9, or, if he is not married or has designated a Beneficiary other than his Spouse in accordance with Section E9.1, over a period not longer than the lesser of the joint and last survivor expectancy of him and his Beneficiary, reasonably determined from the expected return multiples prescribed in Reg. Section 1.72-9, or the period determined under Prop. Reg. Section 1.401(a)(9)-2 A-4 which satisfies the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G),

                        (c) Payment of a portion of such amount under the option
                described in paragraph (i), and payment of the remaining portion of such amount under the option described in paragraph (ii),

        provided, however, if such Participant fails to make such an election, his FHP Savings TakeCare Account shall be distributed as provided in paragraph (i). Such distribution shall be made in cash payable on such date as such Participant elect in writing in accordance with Code
        Section 411(a)(11) and the Rules of the Plan but not earlier than the earliest date described in subsection (i) and not later than the April 1 following the calendar of his attainment of age 70 1/2. Notwithstanding a prior election by a Participant to receive installments as provided in paragraph (ii) or (iii), if the Administrator determines, after consultation with such Participant, that good cause has been shown, the

        Administrator may increase the amount of any or all of the remaining installments payable under such paragraph. The Participant shall specify a plan of distribution under which more than 50% of the amount of his Accounts (as adjusted for gains or losses under Section 7.2 of the Plan) will be distributed to him within his life expectancy and in a manner which satisfies the incidental death benefit provisions (including the minimum distribution incidental benefit requirement) of Code Section 401(a)(9)(G), Treas. Reg. Section 1.401-1(b)(1) and Prop. Reg. Section 1.401(a)(9)-2 (or any successor thereto).

Section E10.2  -  Forfeitures

        a. If a FHP Savings Plan Participant has a Separation from the Service due to resignation or discharge, the portion of his FHP Savings Employer Contributions Account which is not Vested shall thereupon be forfeited upon the earlier of his receipt of his distribution under the Plan or his completion of five consecutive Break in Service Years. Pending application under Section 5.4, forfeitures shall be held in suspense and shall not be commingled with amounts held in suspense under Section 16.4.

        b. If a FHP Savings Plan Participant has a Separation from the Service prior to becoming Vested in any portion of his Accounts, a distribution shall be deemed to have occurred concurrently with a forfeiture of his Accounts under the Plan.

Section E10.3  -  Restoration of Forfeitures

        If a FHP Savings Plan Participant whose FHP Savings Employer Contributions Account has not then fully

Vested

                (i) has a separation from the Service,

                (ii) suffers a forfeiture under Section E10.2 of the portion of such Account which is not Vested,

                (iii) again becomes an Employee or employed by a Company Affiliate before he has five consecutive Break in Service Years, and

                (iv) repays to the Plan the full amount, if any, distributed to him from his Accounts before the end of five consecutive Break in Service Years commencing after his distribution, or, if earlier, the fifth anniversary of his reemployment, then the amounts forfeited under Section E10.2 by such Participant shall be restored to his FHP Savings Employer Contributions Account, applying forfeitures pending application, Company contributions and unallocated earnings and gains of the Trust Fund, in that order, as necessary.

                                   ARTICLE XI
                         VOTING AND TENDER OFFER RIGHTS

Section E11.1  -  Voting Rights

        Except as otherwise required by ERISA, the Code and regulations promulgated thereunder, all voting rights on shares of Company Stock in the Company Stock Fund held by the Trust shall be exercised by the Trustee in accordance with Section 16.5 of the Plan.

Section E11.2  -  Trustee Actions during Tender Offer

        a. In the event of any transaction involving an offer to purchase shares of Company Stock in the Company Stock Fund, with respect to which there has been filed with the SEC a Tender Offer Statement pursuant to Section 14(d)(1) of the Exchange Act, or an Issuer Tender Offer Statement pursuant to Section 13(e)(1) of the Exchange Act (or any successor to either of them) or any other similar transaction (such transaction referred to herein as a "Tender Offer" and the date of filing with the SEC referred to herein as the "Filing Date"), Section
16.5 of the Plan shall apply.

                                   ARTICLE XII
                            LOANS TO FHP SAVINGS PLAN
                         PARTICIPANTS AND BENEFICIARIES

        Notwithstanding Section 14.21, a loan to a FHP Savings Plan Participant, or a Beneficiary of a deceased FHP Savings Plan Participant, that is outstanding on the Savings Transfer Date, and is transferred in connection with the Transfer of the FHP Savings Plan to the Plan as of the Savings Transfer Date, shall remain outstanding and shall be repaid in accordance with the terms thereof and the Rules of the Plan. A FHP Savings Plan Participant, or a Beneficiary of a deceased FHP Savings Plan Participant, may borrow against his Accounts (including his FHP Savings Plan Accounts) in accordance with the provisions of
Section 14.21 and the Rules of the Plan.

                                    EXHIBIT F

                          AMENDMENT AND RESTATEMENT OF

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                    SPECIAL SERVICE CREDITING AND ELIGIBILITY
                         PROVISIONS RELATING TO CERTAIN
                               FORMER EMPLOYEES OF
                        MUTUAL OF OMAHA OF COLORADO, INC.
                           D.B.A. ANTERO HEALTH PLANS

        This Exhibit F contains additional provisions of the Plan relating to former employees of Mutual of Omaha of Colorado, Inc. dba Antero Health Plans ("Antero") who became employees of the Company as a result of the purchase of Antero by PacifiCare Health Plan Administrators, Inc. (the "Antero Purchase").

Section F1.1 -- Service

        The "Service" of an Employee who is a former employee of Antero and who became an Employee of the Company as a result of the Antero Purchase shall include the days of Service that would have been credited to such Employee before the Antero Purchase, determined as if Antero were a Company Affiliate during such period. The days of Service of an Employee credited under the prior sentence shall be determined by the Administrator of the Plan from reasonably accessible records (including such records as are provided by Antero) by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.

Section F1.2 -- Eligibility

        Any Employee who is a former employee of Antero and who became an Employee of the Company as a result of the Antero Purchase shall become a Participant on the day on which such Employee satisfies the requirements of paragraphs 2.1(b)(i), (ii), (iii) and (iv).

                                    EXHIBIT G

                          AMENDMENT AND RESTATEMENT OF

                       THE PACIFICARE HEALTH SYSTEMS, INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                    SPECIAL SERVICE CREDITING AND ELIGIBILITY
                         PROVISIONS RELATING TO CERTAIN
                               FORMER EMPLOYEES OF
                    HARRIS METHODIST TEXAS HEALTH PLAN, INC.
                     D.B.A. HARRIS METHODIST HEALTH PLAN AND
                 HARRIS METHODIST HEALTH INSURANCE COMPANY, INC.

        This Exhibit G contains additional provisions of the Plan relating to former employees of Harris Methodist Texas Health Plan, Inc. d.b.a. Harris Methodist Health Plan and Harris Methodist Health Insurance Company, Inc. (collectively, "Harris") who became employees of the Company as a result of the purchase of Harris by PacifiCare Health Plan Administrators, Inc. (the "Harris Purchase").

Section G1.1 -- Service

        The "Service" of an Employee who is a former employee of Harris and who became an Employee of the Company as a result of the Harris Purchase shall include the days of Service that would have been credited to such Employee before the Harris Purchase, determined as if Harris were a Company Affiliate during such period. The days of Service of an Employee credited under the prior sentence shall be determined by the Administrator of the Plan from reasonably accessible records (including such records as are provided by Harris) by means of appropriate calculations and approximations or, if such records are insufficient to make an appropriate determination, by reasonable estimation.

Section G1.2 -- Eligibility

        Any Employee who is a former employee of Harris and who became an Employee of the Company as a result of the Harris Purchase shall become a Participant on the day on which such Employee satisfies the requirements of paragraphs 2.1(b)(i), (ii), (iii) and (iv).



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

                                    EXHIBIT H

                          AMENDMENT AND RESTATEMENT OF

                       THE PACIFICARE HEALTH SYSTEMSM INC.

                         SAVINGS AND PROFIT-SHARING PLAN

                Special Effective Dates for Certain Provisions of
             the Amendment and Restatement of The PacifiCare Health
                                  Systems, Inc.

                         Savings and Profit-Sharing Plan
             ------------------------------------------------------

                This Exhibit H sets for the special effective dates that apply to certain provisions of the Amendment and Restatement of The PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan (the "Plan").

                1. Special Service Crediting and Eligibility Provisions for Former Antero Employees. Exhibit F incorporating provisions of the Plan relating to former employees of Mutual of Omaha of Colorado, Inc. dba Antero Health Plans ("Antero") who became employees of the Company as a result of the purchase of Antero by PacifiCare Health Plan Administrators, Inc. (the "Antero Purchase") is effective as of the closing date of the Antero Purchase. Sections 1.44(b) and 2.1(e) with respect to former employees of Antero are effective as of the closing date of the Antero Purchase.

                2. Special Service Crediting and Eligibility Provisions for Former Harris Employees. Exhibit G incorporating provisions of the Plan relating to former employees of Harris Methodist Texas Health Plan, Inc. d.b.a. Harris Methodist Health Plan and Harris Methodist Health Insurance Company, Inc. (collectively, "Harris") who became employees of the Company as a result of the purchase of Harris by PacifiCare Health Plan Administrators, Inc. (the "Harris Purchase") is effective as of the closing date of the Harris Purchase. Sections 1.44(b) and 2.1(e) with respect to former employees of Harris are effective as of the closing date of the Harris Purchase.

                3. Definition of "Compensation". The Community Renewal Tax Relief Act of 2000 changed the definition of compensation effective no later than the plan year beginning on or after January 1, 2001. Accordingly, the definition of "Compensation" in Section 1.14 of the Plan shall be effective for Plan Years beginning on or after January 1, 2001.

                4. Definition of "Statutory Compensation". The Community Renewal Tax Relief Act of 2000 changed the definition of compensation effective no later than the plan year beginning on or after January 1, 2001. Accordingly, the definition of "Statutory Compensation" in Section 1.46 of the Plan shall be effective for Plan Years beginning on or after January 1, 2001.

                5. Repeal of "Lookback Rule". The repeal of the lookback rule affecting the determination of the $5,000 threshold on involuntary distributions is effective October 17, 2000. Accordingly, Sections 10.3 and 12.1 of the Plan, Sections B6.3(f) and B8.2 of Exhibit B of the Plan, Section D5.1(f) of Exhibit D of the Plan, and Sections E8.2 and E10.1 of Exhibit E of the Plan shall be effective October 17, 2000.

                6. Clarification of Age 70 1/2 Minimum Distribution Requirement. The minimum distribution requirements applicable to a Participant who has attained age 70 1/2 , as amended by the Small Business Job Protection Act of 1996, are effective for taxable years beginning on or after January 1, 1997. Accordingly, Sections 10.3 of the Plan, Section B6.3(g) of Exhibit B of the Plan, Section D5.1(g) of Exhibit D of the Plan and Section E8.2(e) of Exhibit E of the Plan shall be effective as of January 1, 1997.

                7. Change in Method of Adjusting Dollar Limit under Code Section 415(c). The Uruguay Round Agreements Act changed the method of adjusting the dollar limit under Code Section 415(c) effective for limitation years beginning after December 31, 1994. Accordingly, the change in the method of adjusting the dollar limit described in Section 16.4(a)(ii) is effective for limitation years beginning after December 31, 1994.

                8. Repeal of Code Section 415(e). The Small Business Job Protection Act of 1996 repealed the Code Section 415(e) combined limit on benefits and annual additions for defined benefit and defined contribution plans effective for limitation years beginning after December 31, 1999. Accordingly, the elimination of the combined limit on benefits and annual additions under
Section 16.4(a) is effective for limitation years beginning after December 31, 1999.



                                      H-2